Exhibit  E

DATED 12 MARCH 2003

T-MOBILE INTERNATIONAL AG

SMARAGD TELEKOMMUNIKATIONSDIENSTE GMBH

SISTEMA JSFC

ISH-UNWIND AGREEMENT

CONTENTS

CLAUSE

1. Definitions

2. Parties Covenants

3. Cooperation and Support in ISH Unwind

4. Confidentiality

5. Effectiveness, Term and Termination

6. Miscellaneous

10. Schedule 1

11. Annex 1

12. Annex 2

13. Annex 3

14. Annex 4

15. Annex 5

16. Annex 6

17. Annex 7

18. Annex 8

19. Annex 9

20. Annex 10

21. Annex 11

ISH-Unwind Agreement

DATED 12 MARCH 2003

Between

T-Mobile International AG, a joint stock company (AG), incorporated and organised under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bonn under commercial register number HRB 8716, having its registered office at Kennedy Allee 1-5, D-53175 Bonn, Germany

- hereinafter “TMO” -

Smaragd Telekommunikationsdienste GmbH, a limited liability company (GmbH), incorporated and organised under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bonn under commercial register number HRB 8522, having its registered office at Kennedyallee 1-5, D-53175 Bonn, Germany

- hereinafter “Smaragd” -

and

Sistema Joint Stock Financial Corporation, an open joint stock company incorporated and organised under the laws of the Russian Federation, registered with the Ministry of Tax of the Russian Federation, registration certificate No. 1027700003891, having its registered office at Prechistenka str. 17/8/9, Building 1, 119034 Moscow, Russian Federation

- hereinafter “Sistema” -

TMO, Smaragd and Sistema hereinafter jointly also the “Parties” and individually also a “Party”

WHEREAS:

(A)                              TMO and Sistema are shareholders, and Smaragd will become a shareholder as soon as practicable after signing of this Agreement, in Invest-Sviaz-Holding Joint Stock Company (“ISH”), a closed joint stock company incorporated and organised under the laws of the Russian Federation, registered by the Ministry of Tax, registration No. 873.716, having its registered office at 29 Gagarinskii Pereulok, Building 2, RF 119034 Moscow, Russian Federation;

(B)                                Sistema holds 510 registered shares in ISH representing 51% of the issued charter capital of ISH, TMO holds 490 registered shares in ISH on the date of this

Agreement, of which 489 registered shares in ISH representing 48.9% of the issued charter capital of ISH will be held by TMO and Smaragd will hold 1 registered share in ISH as soon as practicable after the signing of this Agreement;

(C)                                Beside its main business activities (“Core Business”), ISH holds 160,247,802 (one hundred sixty million two hundred fourty-seven thousand eight hundred two) common shares in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered by State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16, and having its registered office at 4, Marksistskaya Street, RF-109147 Moscow, Russian Federation MTS, (“MTS Shares”) which are beneficially owned by and economically attributable to the shareholders in ISH according to the size of their shareholdings in ISH;

(D)                               Sistema, TMO and Smaragd intend to unwind ISH by way of a spin-off of the MTS Shares from the Core Business by dividing the MTS Shares into two stakes according to the number of MTS shares contributed to ISH by Sistema (“Sistema Stake”) on one side and TMO (respectively DeTeMobilNet GmbH at that time) (“T-Mobile Stake”) on the other side and separating the Sistema Stake and the T-Mobile Stake in two newly created Russian closed joint stock companies (“NewCo 1” and “NewCo 2”), as a result of which NewCo 1, which will be established as a 100% subsidiary of Sistema, shall hold the Sistema Stake consisting of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two) common shares of MTS representing a 4.1% stake in the charter capital of MTS, and NewCo 2, which will be established as a subsidiary of TMO and Smaragd, 100% minus 1 share owned by TMO and 1 share owned by Smaragd, shall hold the T-Mobile Stake consisting of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS representing a 3.9% stake in the charter capital of MTS (“ISH Unwind”);

(E)                                 The Parties wish to establish a framework for their co-operation with each other and for the actions to be taken and necessary support for the preparation and implementation of the ISH Unwind as described in Recital (D);

NOW, THEREFORE, intending to be legally bound and in consideration of the foregoing and the respective agreements and obligations contained in this ISH Unwind Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       DEFINITIONS

The following terms have the meaning as defined opposite to them in this Section 1:

Affiliate:

Means any Person that, directly, or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified and “Affiliated” and “Non-Affiliated” shall have the corresponding meanings.

Board:	Means the Board of Directors of ISH.

Call Option:	Has the meaning given in the Call Option Agreement.

Call Option Agreement:	Means an agreement among the Parties of even date hereof.

Completion:

Means the date upon which the latter of the following events occurs: (i) registration of NewCo 1, being duly established and validly registered as a 100% subsidiary of Sistema and having its shares validly registered with the Federal Commission for the Securities Market, as the legal owner of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two)  common shares of MTS, and (ii) registration of NewCo 2, being duly established and validly registered as a subsidiary of TMO and Smaragd and having its shares validly registered with the Federal Commission for the Securities Market, as the legal owner of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS.

Control:	Means the power to direct the management or policies of an entity, directly or indirectly, whether through the ownership of securities, by contract or otherwise (which power shall be deemed to be held by a person with the direct or indirect ownership of 50% (fifty percent) plus one share or more of the share capital of an entity), and “Controlling” and “Controlled” have the corresponding meanings.

Confidential Information:	Has the meaning given in Section 4.

Core Business:	Has the meaning given in Recital (C).

First Board Meeting:	Has the meaning given in Section 3.2(a).

General Director:	Means the general director of ISH.

General Shareholders’ Meeting:	Means the general shareholders’ meeting of ISH to be convened in order to approve the ISH Unwind, details of which are set out in Section 3.2(d) of this ISH Unwind Agreement.

Inventory:	Has the meaning given in Section 3.2(a)(ii)

ISH:	Has the meaning given in Recital (A).

ISH Unwind:	Has the meaning given in Recital (D).

JSC Law:	Means the Law “On Joint Stock Companies” No. 208-FZ of 26 December 1995 as amended.

MAP:	Means the Ministry for Antimonopoly Policy and Support of Entrepreneurial Activity of the Russian Federation.

MTS:	Has the meaning given in Recital (C).

MTS Shares:	Has the meaning given in Recital (C).

NewCo 1:	Has the meaning given in Recital (D).

NewCo 2:	Has the meaning given in Recital (D).

Notice:	Has the meaning given in Section 6.7.

Person:

Means a natural person, a legal entity,  a partnership, a joint venture, a corporation, a limited liability company, an association, a joint stock company, a trust, an unincorporated organisation, or a governmental entity (or any department, agency, or political subdivision thereof).

RF:	Means the Russian Federation.

Second Board Meeting:	Has the meaning given in Section 3.2.

Shareholders’ Register:	Means the shareholders’ register of MTS.

Sistema Stake:	Has the meaning given in Recital (D).

Tax:

Means any national, supranational, federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, levy, impost, duty or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

T-Mobile Stake:	Has the meaning given in Recital (D).

Unwind Balance Sheet:	Means the balance sheet to be prepared in accordance with Schedule 1.

2.                                       PARTIES’ COVENANTS

The Parties will directly or indirectly via Controlled Persons use their reasonable efforts and, where necessary, introduce motions into and exercise their voting rights within shareholders’ meetings or other competent corporate bodies of ISH  in order to perform their obligations hereunder.

3.                                       COOPERATION AND SUPPORT IN ISH UNWIND

3.1                                 The Parties undertake (i) to fully cooperate with each other, support and implement all reasonable actions and measures, in particular take all reasonable actions and pass resolutions as shareholders and to instruct and support the management of ISH to fully cooperate with and support the Parties in order to adequately implement and complete the ISH Unwind, and (ii) to refrain from any direct or indirect actions that might reasonably be expected to have an adverse effect on the Completion of the ISH Unwind.

3.2                                 Without limiting the obligations specified in Section 3.1 above, in order to implement the ISH Unwind, the Parties, in particular, undertake to vote in favour of any resolutions of the Board and/or of the General Shareholders’ Meeting necessary or appropriate for the Completion of the ISH Unwind, and to ensure that all steps necessary or appropriate for the Completion of the ISH Unwind will be taken and implemented as soon as practicable, including but not limited to the following:

(a)                                  Within 5 (five) days of 17 March 2003, the Parties shall cause the members of the Board nominated by them to convene a meeting of the Board as soon as practicable but in any event within 3 (three) weeks after such date (the “First Board Meeting”). The Parties shall cause the chairman of the Board to prepare the agenda for the First Board Meeting, substantially in the form set out in Annex 1, and to notify in writing all members of the Board of the intended First Board Meeting. The notifications shall (i) be drafted substantially in the form set out in Annex 2, (ii) be made at least 10 (ten) days before the date of the Board meeting (unless the Board members agree to hold the meeting without such notice as specified in Annex 2) and shall include all necessary documents concerning the issues listed on the agenda for the Board meeting.

In the First Board Meeting, the Board shall adopt the resolutions on instructing the General Director to perform the following actions:

(i)                                     within 5 (five) days after the date of the First Board Meeting to appoint an independent appraiser to determine the fair market value of ISH shares. The results of the appraisal shall be submitted to the chairman of the Board;

(ii)                                  within 5 (five) days after the date of the First Board Meeting to establish an inventory commission consisting of the members of the administration of ISH, accountants and other experts (if necessary), in order to perform an inventory of ISH’s assets. Such inventory of assets and liabilities shall be used to identify and determine the items to be transferred to NewCo 1 and NewCo 2 in accordance with Articles 1.5, 2.2, 2.3 of the Methodological Guidance on Inventorisation of Assets and Financial Obligations approved by the Order of the Ministry of Finance No. 49 of 13 June 1995 (“Inventory”);

(iii)                               within 15 (fifteen) days after the date of the First Board Meeting to cause the drafting of the lists of items to be transferred to NewCo 1 and NewCo 2 on the basis of the results of the Inventory, provided that the following terms and conditions shall apply:

(1)                                  the assets  which shall be transferred to NewCo 1 shall if possible only include the Sistema Stake;

(2)                                  the assets which shall be transferred to NewCo 2 shall if possible only include the T-Mobile Stake;

(3)                                  in the event of a transfer of liabilities from ISH to NewCo 1 and NewCo 2, such liabilities shall be allocated to NewCo 1 and NewCo 2 proportionally to the value of assets transferred to each of NewCo 1 and NewCo 2.

(iv)                              immediately after the date of the First Board Meeting to cause the preparation and submission of the draft of the Unwind Balance Sheet for the latest reporting date to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval;

(v)                                 to cause the preparation of the drafts of the transfer acts.

The results of the appraisal and of the Inventory as well as the drafts of the Unwind Balance Sheet and the transfer acts shall be submitted by the General Director to the chairman of the Board within 15 (fifteen) days after the date of the First Board Meeting.

The minutes of the First Board Meeting shall be drawn up within 3 (three) days after the First Board Meeting substantially in the form set out in Annex 3 in accordance with section 4 of Article 68 of the JSC Law.

(b)                                 The Parties shall cause the chairman of the Board to prepare the agenda and to convene the second meeting of the Board (the “Second Board Meeting”) as soon as practicable after the chairman of the Board has received the materials and information specified in Section 3.2 (a) above. The agenda of the Second Board Meeting shall be drafted substantially in the form set out in Annex 4 and shall, in particular, include the issues listed in Section 3.2 (d);

(c)                                  The Parties shall cause the chairman of the Board to notify in writing all members of the Board of the intended Second Board Meeting. The notifications shall (i) be drafted substantially in the form set out in Annex 2, (ii) be made at least 10 (ten) days before the date of the Board meeting (unless the Board members agree to hold the meeting without such notice as specified in Annex 2) and shall include all necessary documents concerning the issues listed on the agenda for the Board meeting;

(d)                                 The Parties shall use their respective best efforts to cause (subject to applicable law) the Board to adopt, in particular, the following resolutions (which shall be adopted substantially in the form set out in Annex 5):

(A)                              To convene, subject to Section 5.2.4 of this ISH Unwind Agreement, the General Shareholders’ Meeting as soon as practicable  after the Second Board Meeting provided that the General Shareholders’ Meeting shall, however, in no circumstances take place on a date earlier than 2 July 2003;

(B)                                To approve the agenda of the General Shareholders’ Meeting, which, in particular, shall include:

(1)                                  Reorganisation of ISH by way of unwind;

(2)                                  Approval of the Unwind Balance Sheet, in accordance with sections 1, 3 and 4 of Article 19 of the JSC Law, section 4 of Article 58 and Article 59 of the Civil Code of the RF, and the inventory list of assets and liabilities to be transferred to CJSC [NewCo 1] and CJSC [NewCo 2];

(3)                                  Establishment of NewCo 1 and NewCo 2, each having the legal form of a closed joint stock company duly incorporated under the laws of the RF;

(4)                                  Determination of the types of shares of NewCo 1 and NewCo 2, the rights associated with such shares and the interrelation between the types and nominal value of such shares;

(5)                                  Allocation of the shares of NewCo 1 and NewCo 2 to Sistema, TMO and Smaragd respectively by way of free-of-charge allocation;

(6)                                  Other terms and conditions of the unwind;

(C)                                To undertake the necessary measures for the preparation of the General Shareholders’ Meeting and the following related matters:

(1)                                  To review the results of the Inventory and the drafts of the lists of items to be transferred from ISH to NewCo 1 and NewCo 2 as prepared by the General Director on the basis of the results of the Inventory;

(2)                                  To review the draft of the Unwind Balance Sheet as prepared by the General Director to be submitted to the General Shareholders’ Meeting for approval.

(3)                                  To review the drafts of the transfer acts as prepared by the General Director. The transfer acts and the Unwind Balance Sheet shall contain provisions as to the succession of the duties and obligations of ISH to NewCo 1 and NewCo 2 with respect to ISH’s debtors and creditors;

(4)                                  To determine the relevant date for establishing (i) a list of persons entitled to participate in the General Shareholders’ Meeting and (ii) a list of shareholders entitled to require a repurchase of their shares from ISH in accordance with the JSC Law;

(5)                                  To approve the list of materials to be provided to the shareholders in connection with the General Shareholders’ Meeting;

(D)                               To approve the repurchase price of the ISH shares which shall correspond to the fair market value of ISH shares as determined by an independent appraiser, pursuant to section 3 of Article 75 of the JSC Law, in accordance with Section 3.2 (a) (i) hereof;

(e)                                  Within 3 (three) days after the Second Board Meeting, the protocol of the meeting of the Board substantially in the form set out in Annex 6 shall be drawn up in accordance with section 4 of Article 68 of the JSC Law;

(f)                                    Within 1 (one) week after the adoption of the respective resolutions specified in Section 3.2 (d), the Board shall notify Sistema, TMO and

Smaragd of the intended General Shareholders’ Meeting. The notice, substantially in the form set out in Annex 7, shall be submitted to Sistema, TMO and Smaragd in writing not later than 30 (thirty) days before the date of the General Shareholders’ Meeting. The notice shall contain:

(1)                                  the place and address at which the General Shareholders’ Meeting will take place;

(2)                                  the time of the beginning of the registration of the persons attending the General Shareholders’ Meeting;

(3)                                  the draft resolutions of the General Shareholders’ Meeting and all related documents and information for such decisions;

(4)                                  the Unwind Balance Sheet and the Inventory list of assets and liabilities to be transferred to NewCo 1 and NewCo 2 to be approved by the General Shareholders’ Meeting;

(5)                                  information about the statutory right of the shareholders of ISH to demand a repurchase by ISH of all or a portion of the their shares (and the price applicable therefor) in connection with the ISH Unwind pursuant to Article 75 and 76 of the JSC Law;

(6)                                  all other documents and materials related to the agenda of the General Shareholders’ Meeting;

(g)                                 The General Shareholders’ Meeting shall approve the issues specified on the agenda as stipulated in Section 3.2 (d) (B) of this ISH Unwind Agreement;

(h)                                 As soon as practicable but in any event within 15 (fifteen) days after the General Shareholders’ Meeting, the Minutes of the General Shareholders Meeting shall be drawn up substantially in the form set out in Annex 8, in accordance with Article 63 of the JSC Law;

(i)                                     Immediately after the General Shareholders Meeting, the General Director shall cause the opening of sub-accounts which allow to identify the operations of each of ISH, NewCo 1 and NewCo 2, notwithstanding the fact that such operations will be recorded on one balance sheet. All operations related to the assets and debts transferred to NewCo 1 and NewCo 2 shall be included into their respective financial statement for the first year. Such transfer of assets and liabilities may be documented by a transfer-and-acceptance certificate;

(j)                                     As soon as practicable after the General Shareholders’ Meeting, the General Director shall notify, substantially in the form set out in Annex 9, ISH’s creditors, in accordance with section 6 of Article 15 of JSC Law, of the decision of the General Shareholders’ Meeting to unwind ISH and the respective announcement about the ISH Unwind shall be published in the High Arbitrazh Court Herald within 30 days after the respective resolution has been adopted by the General Shareholders’ Meeting;

(k)                                  Within 30 (thirty) days after such creditors have received the notification or after the notification has been published in accordance with section 6 of Article 15 of the JSC Law, all obligations of ISH shall be early terminated and/or discharged (as the case may be) with respect to creditors who shall have elected to exercise their rights under law;

(l)                                     Within 3 (three) days after the General Shareholders’ Meeting, the General Director shall notify the tax authorities of the unwind in accordance with section 2 of Article 23 of the Tax Code of the RF; no tax obligations shall be transferred from ISH to NewCo 1 and/or NewCo 2;

(m)                               As soon as practicable after the General Shareholders’ Meeting, each of Sistema and TMO together with Smaragd shall convene a general shareholders’ meeting of their respective newly created subsidiary (NewCo 1, NewCo 2) and shall adopt the charter, substantially in the form set out in Annex 10, and form the corporate bodies of NewCo 1 and NewCo 2 in accordance with section 3 of Article 19 of the JSC Law;

(n)                                 As soon as practicable after the General Shareholders’ Meeting and the respective general shareholders` meetings of NewCo 1 and NewCo 2 convened under subsection (m) above, each of Sistema and TMO together with Smaragd shall register their respective subsidiary (NewCo 1, NewCo 2) with the competent tax authorities as a newly created company, in accordance with Chapter IV of the Law “On State Registration of Legal Entities” No. 129-FZ of 8 August 2001, and as a taxpayer, in accordance with Article 83 of the Tax Code of the RF by filing all the necessary documents and applications and obtaining the respective certificates;

(o)                                 As soon as practicable following the state registration of NewCo 1 and NewCo 2 under subsection (n) above, the Parties shall procure that the Boards of directors of NewCo 1 and NewCo 2, respectively, shall adopt a resolution on the issue of shares of the respective new company on the basis of the decision on the ISH Unwind; the Parties shall procure that the Boards of NewCo 1 and NewCo 2 shall also immediately adopt the reports on the results of the issue of shares by NewCo 1 and NewCo 2;

all such documents being in the form set out in the Regulation of the Federal Commission for Securities Market No. 8 of 12 February 1997;

(p)                                 As soon as practicable following the state registration of NewCo1 and NewCo 2 under subsection (n) above, but in any event not later than 1 (one) month after the registration, each of Sistema and TMO together with Smaragd shall duly apply for registration of the issue of shares of their respective subsidiary (NewCo 1, NewCo 2) with the Federal Commission for the Securities Market, in accordance with Article 19 of the Law “On Securities Market” No. 39-FZ of 22 April 1996;

(q)                                 As soon as practicable but in any event not later than 1 (one) month following the state registration of NewCo 1 and NewCo 2 under subsection (n) above respectively, each of Sistema and TMO together with Smaragd shall inform the local tax authorities of their participation in NewCo 1 and NewCo 2 (as the case may be), in accordance with section 2 of Article 23 of the Tax Code of Russia;

(r)                                    As soon as practicable but in any event within 45 days after the state registration of NewCo 1, NewCo 2 under subsection (n) above respectively, each of Sistema and TMO together with Smaragd shall notify MAP of the creation of their respective subsidiary (NewCo 1, NewCo 2), in accordance with section 5 of Article 17 of the Law “On the Competition and Limitation of Monopoly Activities in the Markets” No. 948-I of 22 March 1991;

(s)                                  As soon as practicable following the state registration of NewCo 1 and NewCo 2 under subsection (n) above, each Party shall file with the holder of the Shareholders’ Register all appropriate documents required for entering and duly registering the transfer of the MTS Shares to NewCo 1 and NewCo 2 in the Shareholders’ Register in accordance with Article 3.3, 7.1 and 7.3.4 of the Directive of the Federal Commission on the Securities Market No. 27 of 2 October 1997 “On Approval of the Regulations on Keeping the Register of the Securities Owners”. Such documents shall include:

(i)                                     an extract from the ISH Unwind Balance Sheet signed by the General Director and the chief accountant of each of NewCo 1 and NewCo 2 approving the transfer of the Sistema Stake and T-Mobile Stake to NewCo 1 and NewCo 2, respectively;

(ii)                                  documents required for opening of the so-called personal accounts of each of NewCo 1 and NewCo 2 with the holder of the Shareholders’ Register, being in relation to each of NewCo 1 and

NewCo 2: questionnaire of the registered entity; copy of the registered charter of the company (notarised or certified by the registering authority); copy of the certificate of state registration (notarised or certified by the registering authority); and a document confirming the appointment of persons having the right to represent the company without power of attorney.

(t)                                    As soon as practicable after the General Shareholders’ Meeting, each Party shall and/or shall cause ISH to, as the case may be, take such actions and file all necessary notifications with state authorities, comply with all registration requirements and obtain all approvals of public authorities necessary for the Completion of the ISH Unwind.

3.3                                 The Parties undertake to achieve Completion of the ISH Unwind as soon as practicable after 17 March 2003, but in any event with the intention that Completion occurs by 31 August 2003; and Section 2.5.1 of the Call Option Agreement shall be applicable after such date. In particular, the Parties shall use all reasonable endeavours to implement in good faith the ISH Unwind in accordance with the timetable fixed in Annex 11. Notwithstanding the foregoing, the Parties undertake to seek to optimise the procedure and timing of the ISH Unwind specified in this Agreement, in particular by waiving mutually applicable statutory or charter requirements in relation to minimum notice periods or by using remote voting procedures to the extent permitted by law and reasonably acceptable for each Party.

4.                                       CONFIDENTIALITY

Except as expressly provided otherwise in this ISH Unwind Agreement or as required to fulfil the Parties obligations under this Agreement, each Party (i) shall treat as strictly confidential information obtained or received by it as a result of entering into or performing its obligations under this ISH Unwind Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this ISH Unwind Agreement (including the terms of this Agreement) or the other Parties (“Confidential Information”) and (ii) shall not, except with the prior written consent of the other Parties (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any Person (other than their respective employees, agents, advisors (including legal counsel, financial advisors and underwriters) and consultants) any Confidential Information; provided, however, such restriction shall not apply if and to the extent that the Party proposing to make such disclosure can demonstrate that:

4.1.1                        such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it and whether or not the requirement has the force of law;

4.1.2                        the Confidential Information was lawfully in its possession prior to its disclosure (as evidenced by written records); or

4.1.3                        the Confidential Information has come into the public domain other than through its fault or the fault of any Person to whom the Confidential Information has been disclosed by that Party.

5.                                       EFFECTIVENESS, TERM AND TERMINATION

5.1                                 Effectiveness

This ISH Unwind Agreement shall be binding to the Parties upon its signing and shall become effective upon the date hereof.

5.2                                 Term and Termination

This ISH Unwind Agreement shall terminate as provided below:

5.2.1                        Mutual Termination Right

The Parties may terminate this ISH Unwind Agreement at any time by mutual written consent;

5.2.2                        Termination Right of Sistema

Sistema may terminate this Agreement by giving a written notice to TMO in the event that TMO and/or Smaragd have breached any representation, warranty, or covenant contained in this Agreement in any material respect, and the breach, if capable of remedy, has continued without being remedied for a period of 30 (thirty) days after receipt of written notice of such breach from Sistema.

5.2.3                        Termination Right of TMO and Smaragd

TMO and Smaragd may terminate this Agreement by giving a joint written notice to Sistema in the event that Sistema has breached any representation, warranty, or covenant contained in this Agreement in any material respect, and the breach, if capable of remedy, has continued without being remedied for a period of 30 (thirty) days after receipt of written notice of such breach from TMO or Smaragd.

5.2.4                        Transfer of ISH under the Call Option Agreement

(A) Where the Call Option (as defined in the Call Option Agreement) shall be exercised by Sistema on or prior to 1 July 2003, the General Shareholders’ Meeting shall (a) if not at such date of exercise convened in accordance with this ISH Unwind Agreement, not be so convened or (b) if at such date of exercise the subject of an outstanding notice of the General Shareholders’ Meeting to shareholders of ISH, be cancelled and, for the avoidance of doubt, none of the Parties shall in any circumstances attend and vote thereat, or if they shall so attend, undertake to vote against any and all resolutions tabled at the General Shareholders’ Meeting. The Parties shall procure in such circumstances that the Board carry out all such actions and issue such documents as shall be necessary  in order to duly cancel the General Shareholders’ Meeting where so convened in the case of (b) above.

Where the Call Option (as defined in the Call Option Agreement) shall have been exercised by Sistema on or prior to 1 July 2003, the General Shareholders’ Meeting shall, in the case of (a) be convened, and in the case of (b) postponed, in each case (if applicable and subject to (B) below) to a date falling as soon as practicable following termination of the Call Option Agreement in accordance with Section 10.2 of the Call Option Agreement whereupon this ISH Unwind Agreement shall continue in full accordance with its terms.

(B) Notwithstanding (A) above, this ISH Unwind Agreement shall terminate upon Completion of the Call Option Agreement (as such term is defined in the Call Option Agreement).

5.2.5                        Sections 4, 6.2, 6.17 and 6.18 of this ISH Unwind Agreement shall survive Completion or termination under this Section 5.

6.                                       MISCELLANEOUS

6.1                                 Further Assurances

Both Parties agree to cooperate with one another in executing, delivering and otherwise providing such additional documents, instruments or items, and doing such further acts as shall be reasonably necessary or appropriate in order to fulfil the obligations contemplated by, and to carry out the intent and purpose of, this ISH Unwind Agreement. For the avoidance of doubt and not as a limitation, this Section 6.1 shall apply in the event a change in law or circumstance requires that additional or alternative act be taken.

6.2                                 Press Releases and Public Announcements

From the signing hereof, no Party shall issue any press release or make any public announcement relating to the subject matter of this ISH Unwind Agreement without the prior written approval of each of the other Parties provided, however, that any Party may make any public disclosure required by applicable law, regulation or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

6.3                                 Entire Agreement

This ISH Unwind Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

6.4                                 Succession and Assignment

6.4.1                        This ISH Unwind Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this ISH Unwind Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

6.5                                 Counterparts

This ISH Unwind Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.6                                 Headings

The headings contained in this ISH Unwind Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this ISH Unwind Agreement.

6.7                                 Notices

All notices, documents, consents, approvals, requests, demands, claims, or other communications to be given hereunder (a “Notice”) shall be in writing and shall be transmitted by (i) first class registered air mail or recorded delivery mail, personal delivery, expedited courier or (ii) by facsimile or other comparable means in a form generating a record copy to the Party giving the Notice. Any Notice hereunder shall be deemed to have been duly served if (and then 5 (five) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below.  Any Notice sent to a Party addressed as set forth below by facsimile, expedited courier or by personal delivery in accordance with this Section 6.7, which Notice shall be deemed to have been duly served at the time of transmission or delivery.

6.7.1                        Notices to TMO and/or to Smaragd shall be sent to:

T-Mobile International AG
Kennedyallee 1-5
53175 Bonn
Germany

Facsimile: +49 228 536 2009
Attention: Michael Günther, Esq.

with a copy to:
Smaragd Telekommunikationsdienste GmbH
Kennedyallee 1-5
53175 Bonn
Germany

Facsimile: +49 228 536 2309
Attention: Uli Kühbacher, Esq.

and a copy to:
Clifford Chance CIS Ltd
ul. Sadovaya Samotechnaya 24/27
127051 Moscow
Russian Federation

Facsimile: +7 501 258 50 51
Attention: Marc Bartholomy, Esq.

6.7.2                        Notices to Sistema shall be sent to:

Sistema JSFC
10 Leontievskii Per.,
103009 Moscow,
Russian Federation

Facsimile: +7 095 105 7403
Attention: Evgeny Gregorievich Novitsky, Esq.

with a copy to:

Latham & Watkins
ul. Gasheka 7
Ducat II, Suite 900
Moscow 123056
Russian Federation

Facsimile: +7 095 785 1235
Attention: Office Managing Partner

Notice served on TMO in accordance with this Section 6.7 shall be deemed duly served on Smaragd for all purposes under this Agreement.

6.7.3                        Change of Address

Any Party may change the address to which a Notice hereunder is to be delivered by giving the other Parties notice in the manner herein set forth.

6.8                                 Third Party Beneficiaries

This ISH Unwind Agreement shall not confer any rights or remedies on any other Person other than the Parties and their respective successors and permitted assigns.

6.9                                 Amendments and Waivers

No amendment of any provision of this ISH Unwind Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure to exercise and no delay in exercising any right, power or remedy under this ISH Unwind Agreement will operate as a waiver; nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

6.10                           Severance

In the event any provision of this ISH Unwind Agreement or any provision incorporated herein in the future is or becomes invalid in whole or in part, the validity of the other provisions shall not be affected thereby. To replace any invalid provision, that reasonable provision shall apply which, as permitted by law, most closely approximates that which the Parties desired. In the event the invalidity of any provision is based on any scope of performance or time (deadline or period) determined therein, that scope of performance or time (deadline or period) shall be considered as agreed upon which, as permitted by law, most closely approximates the provision.

6.11                           Construction

The Parties have participated jointly in the negotiation and drafting of this ISH Unwind Agreement. In the event an ambiguity or question of intent or interpretation arises, this ISH Unwind Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this ISH Unwind Agreement. Any reference to any national, supranational, federal, state, local, or foreign statute or law shall be deemed also to refer to any successor entity and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each covenant contained herein shall have independent significance. If any Party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first covenant.

6.12                           Expenses

Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this ISH Unwind Agreement and the transactions contemplated hereby.

6.13                           Taxes

Each Party shall be responsible for their respective transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this ISH Unwind Agreement. Any such Taxes and fees shall be paid by such Party responsible for such Taxes when due, and such Party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, required by applicable law.

6.14                           Incorporation of Exhibits, Annexes and Schedules

The exhibits, annexes and schedules identified in this ISH Unwind Agreement are incorporated herein by reference and made a part hereof.

6.15                           Specific Performance

Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this ISH Unwind Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party/Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this ISH Unwind Agreement and to enforce specifically this ISH Unwind Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

6.16                           Governing Language

This ISH Unwind Agreement is drawn up in the English language. This ISH Unwind Agreement may be translated into any language provided however that the English version shall in any event prevail.

6.17                           Dispute Resolution

Any dispute, controversy or claim between any Parties hereto arising out of, relating to or in connection with this Agreement, including its existence, validity or termination, shall be referred to and resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce in effect on the date any arbitration commences (the “Rules”), which Rules are deemed to be incorporated by reference into this clause. The place of the arbitration shall be London, United Kingdom, and the award shall be deemed to have been made there. The tribunal may hold hearings, meetings, and deliberations at any place it deems appropriate, having regard to the circumstances of the arbitration. The tribunal shall be comprised of three arbitrators to be appointed in accordance with the Rules. The language of the arbitration shall be English. Judgment upon any arbitral award may be entered in any court of competent jurisdiction. Court jurisdiction under Sections 45 and 69 of the United Kingdom’s Arbitration Act of 1996 shall not apply. For the purposes of this Section 6.17 (including for the appointment of arbitrators in accordance with the Rules) TMO and Smaragd shall be considered one and the same party and for all purposes herunder service on, or notification to, TMO shall be good and valid service on, or notification to, Smaragd.

6.18                           Governing Law

This ISH Unwind Agreement shall be governed by, and construed in accordance with the law of the Russian Federation without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the Russian Federation.

(Signature Page to follow)

Executed by

T-MOBILE INTERNATIONAL AG)
acting by [insert name(s) of )
duly authorised signatory(ies)] )

[If second signatory required]

Executed by
SMARAGD TELEKOMMUNIKATIONSDIENSTE GMBH)
acting by [insert name(s) of )
duly authorised signatory(ies)] )

[If second signatory required]

Executed by )
SISTEMA JSFC)
acting by [insert name(s) of )
duly authorised signatory(ies)] )

[If second signatory required]

SCHEDULE 1

Unwind Balance Sheet

The Unwind Balance Sheet shall, in particular, contain the following data:

With respect to NewCo 1:

(1)                                  the charter capital of NewCo 1 comprises [•] and shall be formed from the following sources: [•];

(2)                                  the following assets shall be transferred to NewCo 1 (as listed in, and subject to the results of the inventory prepared in accordance with, Section 3.2 (a) (iii) of the ISH Unwind Agreement);

(3)                                  the following liabilities shall be transferred to NewCo 1: [•];

With respect to NewCo 2:

(1)                                  the charter capital of NewCo 2 comprises [•] and shall be formed from the following sources: [•];

(2)                                  the following assets shall be transferred to NewCo 2 (as listed in, and subject to the results of the inventory prepared in accordance with, Section 3.2 (a) (iii) of the ISH Unwind Agreement);

(3)                                  the following liabilities shall be transferred to NewCo 2: [•];

The Unwind Balance Sheet shall consist of the full balance sheet of ISH and the balance sheets of NewCo 1 and NewCo 2, in accordance with Article 2 of Annex 2 to the Order of the Ministry of Finance No. 81 of 28 July 1995. In accordance with the Order of the Ministry of Finance No. 4n of 13 January 2000, the Unwind Balance Sheet shall contain the following documents:

•                  Set of financial statements (five statutory statement forms: 1) Business Accounting Balance Sheet; 2) Report on Profits and Losses; 3) Report on the Changes in the Capital; 4) Report on the Movement of Monetary Resources; 5) Appendix to the Business Accounting Balance Sheet - accompanied by an explanatory note) of ISH as of the reporting date prior to the date of the ISH Unwind;

•                  Set of financial statements (five statutory statement forms accompanied by an explanatory note) of ISH as of the date of the ISH Unwind;

•                  Set of financial statements (five statutory statement forms accompanied by an explanatory note) of NewCo 1 as of the date of the ISH Unwind;

•                  Set of financial statements (five statutory statement forms accompanied by an explanatory note) of NewCo 2 as of the date of the ISH Unwind.

ANNEX 1

Form of agenda for the First Board Meeting of ISH

Approved by the Chairman of the Board of Directors of Invest-Sviaz-Holding Joint Stock Company     .     .2003

AGENDA

for the Meeting of the Board of Directors (the “Meeting”) of

Invest-Sviaz-Holding Joint Stock Company (the “Company”)

to be held on     .    .2003

Item 1.                              On instructing the General Director of the Company (the “General Director”) to appoint an independent appraiser to determine the fair market value of ISH shares.

Item 2.                              On instructing the General Director to establish an inventory commission in order to perform an inventory of ISHs’ assets and liabilities.

On establishing the term for performing the inventory.

Item 3.                              On instructing the General Director to cause the preparation of the draft of lists of items to be transferred to NewCo 1 and NewCo 2 on the basis of the results of the inventory.

Item 4.                              On instructing the General Director to cause the preparation of the draft of the unwind balance sheet for the latest reporting date to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

Item 5.                              On instructing the General Director to cause the preparation of the drafts of the transfer acts to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

ANNEX 2

Form of notice to ISH Board member

INVEST-SVIAZ-HOLDING JOINT STOCK COMPANY

NOTICE OF THE MEETING OF THE BOARD OF DIRECTORS

To:   [Names of the Board members]

NOTICE IS HEREBY GIVEN that a MEETING of the Board of Directors of the Invest-Sviaz-Holding Joint Stock Company will be held on [  ] at [  ] a.m./p.m. at the following address: [  ].

The AGENDA of the meeting as well as the LIST OF INFORMATION to be provided to the members of the Board of Directors are attached to this notice.

[By countersigning this notice each of you waives the requirement set out in clause 14.10 of the Charter requiring that at least 10 days’ notice be given for a meeting of the Board of Directors.]

Signed and acknowledged by
[Chairman of the Board of Directors]

Signed and acknowledged by
[Name of the Board member]

ANNEX 3

Form of Protocol of the First Board Meeting

MINUTES No.

OF THE MEETING OF THE BOARD OF DIRECTORS (the “Board”)

OF INVEST-SVIAZ-HOLDING JOINT STOCK COMPANY

(the “Company”)

Moscow	“	”	2003

Form in which the meeting of the Board (the “Meeting”) is held: meeting in presence

Address at which the Meeting is held: [•]

Starting time of the Meeting: [•]

Basis for the Meeting: Decision of the Chairman of the Board dated     .     .2003

Members of the Board present: [•]

Chairman of the Board: [•]

With [•] of [•] members of the Board present [minimum 2/3 of the members of the Board], quorum for the Meeting is present.

AGENDA:

1.               On instructing the General Director of the Company (the “General Director”) to appoint an independent appraiser to determine the fair market value of ISH shares.

2.               On instructing the General Director to establish an inventory commission in order to perform an inventory of ISHs’ assets and liabilities.

On establishing the term for performing the inventory.

3.               On instructing the General Director to cause the preparation of the draft of lists of items to be transferred to NewCo 1 and NewCo 2 on the basis of the results of the inventory.

4.               On instructing the General Director to cause the preparation of the draft of the unwind balance sheet for the latest reporting date to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

5.               On instructing the General Director to cause the preparation of the drafts of the transfer acts to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

DECISIONS MADE UNDER THE RESPECTIVE AGENDA ITEMS:

1.                                 On the first item of the agenda of the Meeting:

The Chairman of the Board proposed to instruct the General Director of the Company (the “General Director”) to appoint an independent appraiser to determine the fair market value of ISH shares and to further instruct the General Director to submit the report of the independent appraiser to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

It was decided:

To instruct the General Director to appoint an independent appraiser to determine the fair market value of ISH shares and to further instruct the General Director to submit the report of the independent appraiser to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

2.                                 On the second item of the agenda of the Meeting:

The Chairman of the Board proposed to instruct the General Director to establish an inventory commission consisting of the members of the administration of ISH, accountants and other experts, in order to perform an inventory of ISH’s assets and liabilities with the purpose of identifying and determining the items to be transferred to NewCo 1 and NewCo 2 in accordance with Articles 1.5, 2.2, 2.3 of the Methodological Guidance on Inventorisation of Assets and Financial Obligations approved by the Order of the Ministry of Finance No. 49 of 13 June 1995 and to establish that the inventory commission shall be formed within 5 (five) days after the date of this Meeting, and the inventory shall be performed within 15 (fifteen) days after the date of this Meeting.

The Chairman of the Board further proposed to instruct the General Director to submit the results of the inventory to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

It was decided:

To instruct the General Director to establish an inventory commission consisting of the members of the administration of ISH, accountants and other experts, in order to perform an inventory of ISHs’ assets and liabilities with the purpose of identifying and determining the items to be transferred to NewCo 1 and NewCo 2 in accordance with Articles 1.5, 2.2, 2.3 of the Methodological Guidance on Inventorisation of Assets and Financial Obligations approved by the Order of the Ministry of Finance No. 49 of 13 June 1995, and to establish that the inventory commission shall be formed within 5 (five) days after the date of this Meeting, and the inventory shall be performed within 15 (fifteen) days after the date of this Meeting.

To further instruct the General Director to submit the results of the inventory to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

3.                                       On the third item of the agenda of the Meeting:

The Chairman of the Board proposed to instruct the General Director to cause the preparation of the draft of lists of items to be transferred to NewCo 1 and NewCo 2 on the basis of the results of the inventory provided that the following terms and conditions are met:

(1)      the following items shall be transferred to NewCo 1: [•];

(2)      the following items shall be transferred to NewCo 2: [•].

The Chairman of the Board further proposed to instruct the General Director to submit the drafts of the lists of items to be transferred to NewCo 1 and NewCo 2 to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

It was decided:

To instruct the General Director to cause the preparation of the draft of lists of items to be transferred to NewCo 1 and NewCo 2 on the basis of the results of the inventory provided that the following terms and conditions are met:

(1)      the following items shall be transferred to NewCo 1: [•];

(2)      the following items shall be transferred to NewCo 2: [•].

To further instruct the General Director to submit the drafts of the lists of items to be transferred to NewCo 1 and NewCo 2 to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

4.                                      On the fourth item of the agenda of the Meeting:

The chairman of the Board proposed to instruct the General Director to cause the preparation of the draft of the unwind balance sheet for the latest reporting date to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval. The chairman of the Board further proposed to establish that the draft of the unwind balance sheet shall be prepared on the basis of the accounting data as amended (if necessary) basing on the results of the inventory and shall be drawn up under following terms and conditions:

With respect to NewCo 1:

(1)                                  the charter capital of NewCo 1 shall comprise [•] and shall be formed from the following sources: [•];

(2)                                  the assets which shall be transferred to NewCo 1 are enlisted in Item 3 of this Agenda;

(3)                                  the following liabilities shall be transferred to NewCo 1: [•];

With respect to NewCo 2:

(1)                                  the charter capital of NewCo 2 shall comprise [•] and shall be formed from the following sources: [•];

(2)                                  the assets which shall be transferred to NewCo 2 are enlisted in Item 3 of this Agenda;

(3)                                  the following liabilities shall be transferred to NewCo 2: [•].

The chairman of the Board further proposed to instruct the General Director to submit the drafts of the unwind balance sheet to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

It was decided:

To instruct the General Director to cause the preparation of the draft of the unwind balance sheet for the latest reporting date to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

To establish that the draft of the unwind balance sheet shall be prepared on the basis of the accounting data as amended (if necessary) basing on the results of the inventory and shall be drawn up under following terms and conditions:

With respect to NewCo 1:

(1)                                  the charter capital of NewCo 1 shall comprise [•] and shall be formed from the following sources: [•];

(2)                                  the assets which shall be transferred to NewCo 1 are enlisted in Item 3 of this Agenda;

(3)                                  the following liabilities shall be transferred to NewCo 1: [•];

With respect to NewCo 2:

(1)                                  the charter capital of NewCo 2 shall comprise [•] and shall be formed from the following sources: [•];

(2)                                  the assets which shall be transferred to NewCo 2 are enlisted in Item 3 of this Agenda;

(3)                                  the following liabilities shall be transferred to NewCo 2: [•].

To further instruct the General Director to submit the drafts of the unwind balance sheet to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

5.                                       On the fifth item of the Agenda of the Meeting

The chairman of the Board proposed to instruct the General Director to cause the preparation of the drafts of the transfer acts between ISH and NewCo 1 and ISH and NewCo 2 to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

The chairman of the Board further proposed to instruct the General Director to submit the drafts of the transfer acts to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

It was decided:

To instruct the General Director to cause the preparation of the drafts of the transfer acts between ISH and NewCo 1 and ISH and NewCo 2 to be presented to the Board and further submitted to the General Shareholders’ Meeting for approval.

To further instruct the General Director to submit the drafts of the transfer acts to the chairman of the Board within 15 (fifteen) days after the date of this Meeting.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

Chairman of the Board of Directors of

Invest-Sviaz-Holding Joint Stock Company

Secretary of the Board of Directors of

Invest-Sviaz-Holding Joint Stock Company

ANNEX 4

Form of agenda for the Second Board Meeting of ISH

Approved by the Chairman of the Board of Directors of Invest-Sviaz-Holding Joint Stock Company     .    .2003

AGENDA

for the Meeting of the Board of Directors of

Invest-Sviaz-Holding Joint Stock Company (the “Company”)

to be held on    .   .2003

Item 1.                              On approval of the decision to convene the extraordinary General Shareholders’ Meeting of the Company in the form of collective attendance, of the date [not earlier than 2 July 2003], time and location of the extraordinary General Shareholders’ Meeting of the Company, and of the date, time and location of the commencement and end of the registration of shareholders (or shareholders’ representatives) for participation in the General Shareholders’ Meeting of the Company.

Item 2.                              On approval of the agenda of the extraordinary General Shareholders’ Meeting of the Company.

Item 3.                              On approval of the date on which the list of persons entitled to participate in the extraordinary General Shareholders’ Meeting of the Company and the list of shareholders entitled to require a repurchase of their shares from Company in connection with the Company unwind is to be drawn up.

Item 4.                              On approval of the form and content of the notice on convening the extraordinary General Shareholders’ Meeting of the Company and the procedure for notifying the shareholders of the extraordinary General Shareholders’ Meeting.

Item 5.                              On the functions of the registration and counting commission.

Item 6.                              On approval of the list of information (materials) to be provided to the shareholders in course of the preparation of the extraordinary General Shareholders’ Meeting of the Company.

Item 7.                              Review of the results of the inventory of the Company’s assets and the lists of assets to be transferred to NewCo 1 and NewCo 2.

Item 8.                              Review of the unwind balance sheet.

Item 9.                              On approval of the price for the repurchase of shares where rights of repurchase of shareholders have been exercised.

Item 10.                       On approval of the procedure and timing for the repurchase of shares.

Item 11.                       On approval of the draft transfer acts.

ANNEX 5

Form of ISH Board resolutions

RESOLUTIONS TO BE CONSIDERED AT

THE MEETING OF THE BOARD OF DIRECTORS (the “Board”)

OF INVEST-SVIAZ-HOLDING JOINT STOCK COMPANY (the “Company”)

OF “    ”            2003

1.                                       To hold the General Meeting of the Company on [•] 2002 at the following address: [•]; starting time of the General Meeting – [•] a.m./p.m.; commencement of registration of the shareholders participating in the General Meeting – [•] at the above mentioned address; end of registration of the shareholders participating in the General Meeting – [•] a.m./p.m.

2.                                       To approve the following agenda of the General Meeting on the basis of Articles 19, 54, 55 and 65 of the Federal Law of the Russian Federation “On Joint Stock Companies”:

(1)                                  Approval of the reorganisation of the Company by way of unwind of CJSC [NewCo 1] and CJSC [NewCo 2] therefrom;

(2)                                  Approval of the following terms and conditions of the unwinding:

The unwinding of the Company shall be performed by way of a spin-off of the 160,247,802 (one hundred sixty million two hundred fourty-seven thousand eight hundred two) common shares in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered by State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16, and having its registered office at 4, Marksistskaya Street, RF-109147 Moscow, Russian Federation MTS, (“MTS Shares”) held by the Company beside its main business activities (“Core Business”), from the Core Business of the Company by dividing the MTS Shares into two stakes according to the size of the shareholdings of Sistema and T-Mobile (comprising TMO and Smaragd) in ISH (“Sistema Stake” and “T-Mobile Stake” respectively) and separating the Sistema Stake and the T-Mobile Stake in two newly created closed joint stock companies (“NewCo 1” and “NewCo 2”), as a result of which NewCo 1, which will be established as a 100% subsidiary of Sistema, shall hold the Sistema Stake consisting of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two) common shares of MTS representing a 4.1% stake in the charter capital of MTS, and NewCo 2, which will be established as a subsidiary of TMO and

Smaragd, 100% minus 1 (one) share owned  by TMO and 1 share owned by Smaragd, shall hold the T-Mobile Stake consisting of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS representing a 3.9% stake in the charter capital of MTS;

(3)                                  Approval of the unwind balance sheet, in accordance with sections 1, 3 and 4 of Article 19 of the JSC Law, section 4 of Article 58 and Article 59 of the Civil Code of the Russian Federation, and of the inventory list of assets and liabilities to be transferred to CJSC [NewCo 1] and CJSC [NewCo 2];

(4)                                  Establishment of [NewCo 1] and [NewCo 2], each having the legal form of a closed joint stock company;

(5)                                  Determination of the types of shares of CJSC [NewCo 1] and CJSC [NewCo 2] (common, non-documentary registered shares with a nominal value of [•]), the rights associated with such shares (as stipulated in the charter of the Company and the effective legislation); the number of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] to be issued; the amount of the charter capital of CJSC [NewCo 1] and CJSC [NewCo 2] and sources of its formation;

(6)                                  Approval of the allocation of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] to Sistema, TMO and Smaragd respectively by way of  free-of-charge allocation of the shares.

3.                                       To approve the following date: [•] 2003 as the date, on which the list of the persons entitled to participate in the General Meeting of the Company and the list of shareholders entitled to require a repurchase of their shares from the Company in connection with the ISH Unwind is to be drawn up.

4.                                       To approve the following form and content of the notice that the extraordinary General Shareholders’ Meeting of the Company is to be held:

(See Annex 7 of the Unwind Agreement “Form of notification of shareholders re: General Shareholders’ Meeting”).

The notification shall be delivered to the shareholders by [•].

5.                                       The functions of the vote-counting and registration shall be performed by the Company’s registrar, OAO “Reestr” (with its location at: Moscow, Ul. Myasnitskaya, 13, building 13), in accordance with Article 56 of the Federal Law “On Joint Stock Companies” and Section 4.4 of the Regulation of the Federal Commission for Securities Market No. 17/ps of 31 may 2002.

6.                                       To provide the shareholders with the materials in preparation for the General Meeting together with the notification on the General Meeting.

7.                                       To note the inventory of the assets of the Company and to approve the draft lists of items to be transferred to NewCo 1 and NewCo 2 prepared based on the results of the inventory.

8.                                       To approve for submitting for the approval of the General Shareholders’ Meeting the draft of the unwind balance sheet as prepared by the General Director of the Company consisting of the following documents:

Set of financial statements of the Company as of the date prior to the unwind:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet accompanied by an explanatory note;

Set of financial statements of the Company as of the unwind date:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet) accompanied by an explanatory note;

Set of financial statements of NewCo 1 as of the unwind date:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet) accompanied by an explanatory note;

Set of financial statements of NewCo 2 as of the unwind date:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet) accompanied by an explanatory note.

9.                                       To approve the repurchase price of the shares of the Company based on the results of the appraisal performed by an independent expert in the amount of [•] roubles.

10.                                 To approve the draft of the transfer act to be submitted for the approval of the General Shareholders’ Meeting of the Company.

ANNEX 6

Form of Protocol of ISH Board meeting

MINUTES No.

OF THE MEETING OF THE BOARD OF DIRECTORS (the “Board”)

OF INVEST-SVIAZ-HOLDING JOINT STOCK COMPANY

(the “Company”)

Moscow	“	”	2003

Form in which the Meeting is held: meeting in presence

Address at which the Meeting is held: [•]

Starting time of the Meeting: [•]

Basis for the Meeting: Decision of the Chairman of the Board dated   .  .2003

Members of the Board present: [•]

Chairman of the Board: [•]

With [•] of [•] members of the Board present [minimum 2/3 of the members of the Board], quorum for the Meeting is present.

AGENDA:

1.               On approval of the decision to convene the extraordinary General Shareholders’ Meeting of the Company, on approval of the date [not earlier than 2 July 2003] , time and location of the extraordinary General Shareholders’ Meeting of the company, the date, time and location of the commencement and end of the registration of shareholders (or shareholders’ representatives) for participation in the General Shareholders’ Meeting of the Company;

2.               On approval of the agenda of the extraordinary General Shareholders’ Meeting of the Company;

3.               On approval of the date on which the list of persons entitled to participate in the extraordinary General Shareholders’ Meeting of the Company and the list of shareholders entitled to require a repurchase of their shares from the Company in connection with the Company’s Unwind is to be drawn up;

4.               On approval of the form and content of the notice on convening the extraordinary General Shareholders’ Meeting of the Company and the procedure for notifying the shareholders of the General Shareholders’ Meeting;

5.               On the functions of the registration and vote-counting commission;

6.               On approval of the list of information (materials) to be provided to shareholders in the course of the preparation of the extraordinary General Shareholders’ Meeting of the Company;

7.               Considering the results of the inventory and approval of the draft lists of items to be transferred to NewCo. 1 and NewCo. 2;

8.               On approval of the draft unwind balance sheet to be submitted for the approval of the General Shareholders’ Meeting of the Company;

9.               On approval of the repurchase price of the shares of the Company where repurchase rights of shareholders shall have been exercised;

10.         On approval of the procedure and timing for the repurchase of shares;

11.         On approval of the draft transfer acts;

12.         [On approval of the form of bulletin for voting on the agenda of the Shareholders’ Meeting.]

DECISIONS MADE UNDER THE RESPECTIVE AGENDA ITEMS:

1.                                       On the first item of the agenda of the Meeting:

The Chairman of the Board proposed to hold the extraordinary General Shareholders’ Meeting of the Company (the “General Meeting”) on [•] 2002 at the following address: [•]; starting time of the General Meeting – [•] a.m./p.m.; commencement of registration of the shareholders participating in the General Meeting (or their representatives) – [•] a.m./p.m. at the above mentioned address; end of registration of the shareholders participating in the General Meeting – [•] a.m./p.m; participation by attendance.

It was decided:

To hold the General Meeting of the Company on [•] 2002 at the following address: [•]; starting time of the General Meeting – [•] a.m./p.m.; commencement of registration of the shareholders participating in the General Meeting – [•] at the above mentioned address; end of registration of the shareholders participating in the General Meeting – [•] a.m./p.m; participation by attendance.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

2.                                       On the second item of the agenda of the meeting of the Board:

The Board considered the agenda for the General Meeting of the Company.

It was decided:

On the basis of Articles 19, 54, 55 and 65 of the Federal Law of the Russian Federation “On Joint Stock Companies”, to approve the following agenda of the General Meeting:

(1)                                  Approval of the reorganisation of the Company by way of unwinding of CJSC [NewCo 1] and CJSC [NewCo 2] therefrom;

(2)                                  Approval of the following terms and conditions of the unwinding:

The unwind of the Company shall be performed by way of a spin-off of the 160,247,802 (one hundred sixty million two hundred fourty-seven thousand eight hundred two) common shares in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered by [State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16], and having its registered office at 5, Marksistskaya Street, RF-109147 Moscow, Russian Federation MTS, (“MTS Shares”) held by the Company beside its main business activities (“Core Business”), from the Core Business of the Company by dividing the MTS Shares into two stakes according to the size of the shareholdings of Sistema and T-Mobile (comprising TMO and Smaragd) in ISH (“Sistema Stake” and “T-Mobile Stake” respectively) and separating the Sistema Stake and the T-Mobile Stake in two newly created closed joint stock companies (“NewCo 1” and “NewCo 2”), as a result of which NewCo 1, which will be established as a 100% subsidiary of Sistema, shall hold the Sistema Stake consisting of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two) common shares of MTS representing a 4.1% stake in the charter capital of MTS, and NewCo 2, which will be established as a subsidiary of TMO and Smaragd, 100% minus one share owned  by TMO and 1 share owned by Smaragd shall hold the T-Mobile Stake consisting of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS representing a 3.9% stake in the charter capital of MTS;

(3)                                  Approval of the unwind balance sheet, in accordance with sections 1, 3 and 4 of Article 19 of the JSC Law, section 4 of Article 58 and Article 59 of the Civil Code of the Russian Federation, and of the inventory list of assets and liabilities to be transferred to NewCo 1 and NewCo 2;

(4)                                  Establishment of NewCo 1 and NewCo 2, each having the legal form of a closed joint stock company;

(5)                                  Determination of the types of shares of NewCo 1 and NewCo 2 (common, non-documentary registered shares with a nominal value of [•]), the rights associated with such shares (as stipulated in the charter of the Company and the effective legislation); the number of the shares of NewCo 1 and NewCo 2 to be issued; the amount of the charter capital of NewCo 1 and NewCo 2 and sources of its formation;

(6)                                  Allocation of the shares of NewCo 1 and NewCo 2 to Sistema, TMO and Smaragd respectively by way of free-of-charge allocation of the shares.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

3.                                       On the third item of the agenda of the Meeting:

The Board considered the date on which the list of persons entitled to participate in the General Meeting and the list of shareholders entitled to require a repurchase of their shares from the Company in connection with the Unwind of the Company is to be drawn up.

It was decided:

The list of the persons entitled to participate in the General Meeting of the Company and the list of shareholders entitled to require a repurchase of their shares from the Company in connection with the ISH Unwind is to be drawn up on [•] 2003.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

4.                                       On the fourth item of the agenda of the Meeting:

The Board considered the form and content of the notice on convening the General Meeting of the Company as well as the procedure for notifying the shareholders of the General Meeting.

It was decided:

To approve the following form and content of the notice that the extraordinary General Shareholders’ Meeting of the company is to be held:

(See Annex 7 of the Unwind Agreement “Form of notification of shareholders re: General Shareholders’ Meeting”).

The notification shall be delivered to the shareholders by [•].

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

5.                                       On the fifth item of the agenda of the Meeting:

The Board considered the vote-counting and registration issues.

It was decided:

In accordance with Article 56 of the Federal Law “On Joint Stock Companies” and Section 4.4 of the Regulation of the Federal Commission for Securities Market No. 17/ps of 31 may 2002, the functions of the vote-tallying and registration will be performed by the Company’s registrar, OAO “Reestr” (with its location at: Moscow, Ul. Myasnistkaya, 13, building 13);

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

6.                                       On the sixth item of the agenda of the meeting of the Board of Directors of the company:

The Board considered the content of the list of materials to be provided to shareholders in preparation for the extraordinary General Shareholders’ Meeting of the company.

It was decided:

The materials set out in the Annex hereto are to be provided to shareholders in preparation for the General Meeting together with the notification on the General Meeting.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

7.                                       On the seventh item of the agenda of the Meeting:

The Board considered the results of the inventory and the drafts of the lists of items to be transferred to NewCo 1 and NewCo 2.

It was decided:

To note the results of the inventory of the assets of the Company and to approve the drafts of the lists of items to be transferred to NewCo 1 and NewCo 2 for the submission.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

8.                                       On the eighth item of the agenda of the Meeting:

The Board considered the draft of the unwind balance sheet as prepared by the General Director of the Company.

It was decided:

To approve for the submission to the General Shareholders’ Meeting of the Company the draft of the unwind balance sheet as prepared by the General Director of the Company consisting of the following documents:

Set of financial statements of the Company as of the date prior to the unwind:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet accompanied by an explanatory note;

Set of financial statements of the Company as of the unwind date:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet) accompanied by an explanatory note;

Set of financial statements of NewCo 1 as of the unwind date:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet) accompanied by an explanatory note;

Set of financial statements of NewCo 2 as of the unwind date:

1) Business Accounting Balance Sheet;

2) Report on Profits and Losses;

3) Report on the Changes in the Capital;

4) Report on the Movement of Monetary Resources;

5) Appendix to the Business Accounting Balance Sheet) accompanied by an explanatory note.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

9.                                       On the ninth item of the agenda of the Meeting:

The Board considered the repurchase price of the shares of the Company on the basis of the fair market value of shares as determined by an independent expert, pursuant to section 3 of Article 75 of the Law “On Joint Stock Companies”.

It was decided:

To approve the repurchase price of the shares of the Company based on the results of the appraisal performed by an independent expert in the amount of [•] roubles.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

10.                                 On the tenth item of the agenda of the Meeting:

The Board considered the procedure and timing for the buy-back of shares.

It was decided:

To approve the following procedure and timing for the buy-back of shares in accordance with Art. 76 of the Federal Law “On Joint Stock Companies”:

1)                                      A written notice containing demand by a shareholder that its shares be bought back shall be sent to the Company within 45 days from the date of adoption of the resolution on the reorganisation of the Company by way of unwind by the extraordinary General Shareholders’ Meeting (Issue No. 1 on the proposed agenda of the General Shareholders’ Meeting).

2)                                      Such notice must indicate the shareholder’s place of residence (location) and the number of shares to be bought back.

3)                                      The Company shall be obliged to buy back the shares from the shareholders that have submitted demands for such buy-back within 30 days after the date of the expiration of the 45 days period of time set forth above.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

11.                                 On the eleventh item of the agenda of the Meeting:

The Board considered the drafts of the transfer acts as prepared by the General Director.

It was decided:

To approve the drafts of the transfer acts to be submitted for the approval of the General Shareholders’ Meeting of the Company.

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

12.                                 [On the twelfth item of the agenda of the Meeting:

The Board considered the form of the bulletin for voting on the agenda of the General Shareholders’ Meeting.

It was decided:

To approve the following form of the bulletin for voting on the agenda of the General Shareholders’ Meeting:

[to be prepared on the basis of the agenda of the General Shareholders’ Meeting]

Voted:

“FOR”:	[•] ([•]);
“AGAINST”:	0 (zero);
“WITHHELD”:	0 (zero).

Form of bulletin for voting.

Chairman of the Board of Directors of Invest-Sviaz-Holding Joint Stock Company

Secretary of the Board of Directors of Invest-Sviaz-Holding Joint Stock Company

Annex
to the Minutes No.     of the Meeting of the Board of Directors
of Invest-Sviaz-Holding Joint Stock Company (the “Company”)

List of the information (materials)
to be presented to the shareholders of the Company
in preparation for the General Shareholders’ Meeting

(1)                                  Draft of the decisions of the extraordinary General Shareholders’ Meeting of the Company;

(2)                                  The unwind balance sheet of the Company and inventory list of assets and liabilities to be transferred to NewCo 1 and NewCo 2;

(3)                                  Annual reports of the Company for the last three years prior to the unwind;

(4)                                  Accounting statements of the Company for the last three years prior to the unwind;

(5)                                  Rationale of the terms and procedure of the unwind;

(6)                                  Transfer acts;

(7)                                  Report of the independent appraiser [name] on the market value of shares of the Company, the repurchase of which may be demanded by the shareholders;

(8)                                  Calculation of the net assets of the Company on the basis of the latest approved balance sheet statement;

(9)                                  Extract from Minutes No.     of the meeting of the Board of Directors of the Company of “   ”           2003, on which the decision on approval of the price for the repurchase of shares was adopted (with the indication of such price).

(10)                            [Form of bulletin for voting on the agenda of the General Shareholders’ Meeting [to be prepared on the basis of the agenda of the General Shareholders’ Meeting].]

ANNEX 7

Form of notice to the shareholders re: General Shareholders’ Meeting

NOTICE

on holding an extraordinary General Shareholders’ Meeting
of Invest-Sviaz-Holding Joint Stock Company
(the “Company”)

[to be delivered by ISH’s courier to the representative of the shareholder and given to him against receipt or delivered to the representative of the shareholder by registered mail]

Dear [Name of the Shareholder],

The Board of Directors of the Company hereby gives notice that an extraordinary General Shareholders’ Meeting (the “Meeting”) of the Company is to be held.

The Company’s full name:

in Russian:	Closed Joint Stock Company Invest-Sviaz-Holding

in English: Invest-Sviaz-Holding Joint Stock Company

Location and postal address of the Company: Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation

Form in which the Meeting is to be held: in person (collective attendance)

The Meeting is being called at the initiative of: the Board of Directors of the Company

Date of the Meeting: “   ”              2003 [not earlier than 2 July 2003]

Starting time of the Meeting: [  ]:[  ] [a.m./p.m.] Moscow time

Location of the Meeting: [Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation]

Date on which the list of persons entitled to participate in the Meeting is to be drawn up: “   ”            2003

Date, time and place of registration of participants in the Meeting: The registration of participants in the Meeting shall take place on “   ”           2003, from [  ]:[  ] [a.m./p.m.] until [  ]:[  ] [a.m./p.m.] (Moscow time), at the following address: [Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation]

The following issues have been placed on the agenda of the Meeting:

1.                                       Approval of the reorganisation of the Company by way of unwind of CJSC [NewCo 1] and CJSC [NewCo 2] therefrom;

2.                                       Approval of the following terms and conditions of the unwind (spin-off):

                                                The unwind of the Company shall be performed by way of a spin-off of the 160,247,802 (one hundred sixty million two hundred fourty-seven thousand eight hundred two) common shares in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered by State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16, and having its registered office at 4, Marksistskaya Street, RF-109147 Moscow, Russian Federation MTS, (“MTS Shares”) held by the Company beside its main business activities (“Core Business”), from the Core Business of the Company by dividing the MTS Shares into two stakes according to the size of the shareholdings of Sistema and T-Mobile (comprising TMO and Smaragd) in ISH (“Sistema Stake” and “T-Mobile Stake” respectively) and separating the Sistema Stake and the T-Mobile Stake in two newly created closed joint stock companies (“NewCo 1” and “NewCo 2”), as a result of which NewCo 1, which will be established as a 100% subsidiary of Sistema, shall hold the Sistema Stake consisting of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two) common shares of MTS representing a 4.1% stake in the charter capital of MTS, and NewCo 2, which will be established as a subsidiary of TMO and Smaragd, 100% minus one share owned  by TMO and 1 share owned by Smaragd, shall hold the T-Mobile Stake consisting of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS representing a 3.9% stake in the charter capital of MTS;

3.                                       Approval of the unwind balance sheet in accordance with sections 1 and 2 of Article 19 of the JSC Law, section 4 of Article 58 and Article 59 of the Civil Code of the Russian Federation, and of the inventory list of assets and liabilities to be transferred to CJSC [NewCo 1] and CJSC [NewCo 2];

4.                                       Approval of the establishment of CJSC [NewCo 1] and CJSC [NewCo 2], each having the legal form of a closed joint stock company;

5.                                       Determination of the types of shares of CJSC [NewCo 1] and CJSC [NewCo 2] (common, non-documentary registered shares with a nominal value of [•]), the rights associated with such shares (as stipulated in the charter of the Company and the effective legislation); the number of the shares of CJSC [NewCo 1] and

CJSC [NewCo 2] to be issued; the amount of the charter capital of CJSC [NewCo 1] and CJSC [NewCo 2] and sources of its formation;

6.                                       Approval of the allocation of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] to Sistema, TMO and Smaragd respectively by way of free-of-charge allocation of the shares.

Information and materials to be provided to the Company’s shareholders and/or their proxies prior to the Meeting:

(1)                                  Draft of the decisions of the extraordinary General Shareholders’ Meeting of the Company;

(2)                                  The unwind balance sheet of the Company and inventory list of assets and liabilities to be transferred to NewCo 1 and NewCo 2;

(3)                                  Annual reports of the Company for the last three years prior to the unwind;

(4)                                  Accounting statements of the Company for the last three years prior to the unwind; accounting statements of the Company for the last quarter preceding the unwind;

(5)                                  Rationale of the terms and procedure of the unwind;

(6)                                  Transfer acts;

(7)                                  Report of the independent appraiser [name] on the market value of shares of the Company, the repurchase of which may be demanded by the shareholders;

(8)                                  Calculation of the net assets of the Company on the basis of the latest approved balance sheet statement;

(9)                                  Extract from Minutes No.     of the meeting of the Board of Directors of the Company of “   ”           2003, on which the decision on approval of the price for the repurchase of shares was adopted (with the indication of such price).

(10)                            [Form of bulletin for voting on the agenda of the General Shareholders’ Meeting [to be prepared on the basis of the agenda of the General Shareholders’ Meeting]. (Original to be provided upon registration for participation in the General Shareholders’ Meeting).]

The above listed materials (or their copies) prepared for the Meeting are provided as attachment to this Notice.

The right of the Shareholders to demand the repurchase by the Company of all or a portion of the their shares: according to Art. 75 of the Federal Law “On Joint Stock

Companies” No. 208-FZ of 26.12.1995, Shareholders that own voting shares of the Company may demand the repurchase by the Company of all or a portion of the their shares in the case of reorganisation the Company (including by way of unwind) (Issue No. 1 on the agenda of the extraordinary General Shareholders’ Meeting) if they

(i) voted against the resolution on approving such transaction or

(ii) did not participate in voting on this issues.

The price at which the Shareholders may demand the repurchase of their shares: the price at which the Company shall buy back the shares of the Shareholders in the case the Shareholders file such a demand, is to be determined by the board of directors of the Company and may not be lower than the market price of the shares as determined by an independent appraiser.

The price at which the shares will be bought back by the Company in the case the shareholders file such a demand was approved by the Board of Directors of the Company on “   ”            2003 (Minutes No.    ) on the basis of the market price of the shares as determined by the independent appraiser [name] and compises [  ] rubles (according to the report of the independent appraiser of _____, 2003).

The procedure and term of the repurchase: A written notice containing demand by a shareholder that its shares be bought back shall be sent to the Company within 45 days from the date of adoption of the resolution on approval of the reorganisation of the Company by the extraordinary General Shareholders’ Meeting (Issue No. 1 on the agenda of the extraordinary General Shareholders’ Meeting).

Such notice must indicate the shareholder’s place of residence (location) and the number of shares to be bought back.

The Company shall be obliged to buy back the shares from the shareholders that have submitted demands for such repurchase within 30 days after the date of the expiration of the 45 days period of time set forth above.

Shareholders may forward written comments and proposals on the issues placed on the agenda to the Company’s offices at the following address: [Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation].

Registrar of the company: OAO “Reestr”.

Location of the registrar of the company: Moscow, Ul.Myasnitskaya, 13, building 13, [Telephone No.].

“   ”             2003

Board of Directors
Invest-Sviaz-Holding Joint Stock Company

ANNEX 8

Form of the Minutes of the General Shareholders’ Meeting

MINUTES NO.

OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING
OF INVEST-SVIAZ-HOLDING JOINT STOCK COMPANY
(the “Company”)

Moscow	[ • ] 2003

The Company’s full name:

in Russian: Closed Joint Stock Company Invest-Sviaz-Holding

in English: Invest-Sviaz-Holding Joint Stock Company

Location and postal address of the Company: Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation

Form in which the Extraordinary General Shareholders’ Meeting (the “Meeting”) was held: in person (collective attendance)

Date at which the Meeting was held: “   ”             2003

Address at which the Meeting was held: [Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation]

Time and place of registration of participants in the Meeting: The registration of participants in the Meeting took place on “   ”           2003, from [  ]:[  ] [a.m./p.m.] until [  ]:[  ] [a.m./p.m.] (Moscow time), at the following address: [Gagarinskij per., 29, buil. 2, Moscow 119034, Russian Federation]

Starting time of the Meeting: [  ]:[  ] [a.m./p.m.] Moscow time

Closing time of the Meeting: [  ]:[  ] [a.m./p.m.] Moscow time

The following were in attendance at the Meeting:

T-Mobile International AG, a joint stock company (AG), incorporated and organised under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bonn under commercial register number HRB 8716, having its registered office at Kennedy Allee 1-5, D-53175 Bonn, Germany, which owns 489 placed voting shares of the Company, represented by [•], acting on the basis of [•] (hereinafter “TMO”);

Smaragd Telekommunikationsdienste GmbH, a limited liability company (GmbH), incorporated and organised under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bonn under commercial register number HRB 8522, having its registered office at Kennedy Allee 1-5, D-53175 Bonn, Germany which owns 1 placed voting share of the Company, represented by [•], acting on the basis of [•] (hereinafter “Smaragd”)

TMO and Smaragd hereinafter jointly also the “T-Mobile”

and

Sistema Joint Stock Financial Corporation, an open joint stock company incorporated and organised under the laws of the Russian Federation, registered with the Ministry of Tax of the Russian Federation, registration certificate No. 1027700003891, having its registered office at Prechistenka str. 17/8/9, Building 1, 119034 Moscow, Russian Federation which owns 510 placed voting shares of the Company, represented by [•], acting on the basis of [•] (hereinafter “Sistema”).

In attendance at the meeting were shareholders owning in aggregate 1,000 (one thousand) placed voting shares of the Company, with a nominal value of 1,000 (one thousand) roubles each. Each share carries (one) vote and, therefore, a total of 1,000 (one thousand) votes, comprising 100% of the votes conferred by the Company’s placed voting shares, were represented at the Meeting.

Thus, the Meeting was quorate and authorised to act and to adopt any decisions.

                       [was elected Chairman of the Meeting].

[                , Chairman of the Board, acted as the Chairman of the Meeting.]

                       was appointed Secretary of the Meeting.

AGENDA:

1.                                       Approval of the reorganisation of the Company by way of unwind of CJSC [NewCo 1] and CJSC [NewCo 2] therefrom;

2                                          Approval of the following terms and conditions of the unwind (spin-off):

The unwind of the Company shall be performed by way of a spin-off of the 160,247,802 (one hundred sixty million two hundred fourty-seven thousand eight hundred two) common shares in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered by State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16, and having its registered office at 4, Marksistskaya Street, RF-109147 Moscow, Russian Federation MTS, (“MTS Shares”) held by the Company beside its main business activities (“Core Business”), from the Core Business of the Company by dividing the MTS Shares into two stakes according to the size of the shareholdings of Sistema and T-Mobile in ISH (“Sistema Stake” and “T-Mobile Stake” respectively) and separating the Sistema Stake and the T-Mobile Stake in two newly created closed joint stock companies (“NewCo 1” and “NewCo 2”), as a result of which NewCo 1, which will be established as a 100% subsidiary of Sistema, shall hold the Sistema Stake consisting of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two) common shares of MTS representing a 4.1% stake in the charter capital of MTS, and NewCo 2, which will be established as a subsidiary of T-Mobile, 100% minus one share owned  by TMO and 1 share owned by Smaragd, shall hold the T-Mobile Stake consisting of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS representing a 3.9% stake in the charter capital of MTS;

3.                                       Approval of the unwind balance sheet in accordance with sections 1 and 2 of Article 19 of the JSC Law, section 4 of Article 58 and Article 59 of the Civil Code of the Russian Federation, and of the inventory list of assets and liabilities to be transferred to CJSC [NewCo 1] and CJSC [NewCo 2];

4.                                       Approval of the establishment of [NewCo 1] and [NewCo 2], each having the legal form of a closed joint stock company;

5.                                       Determination of the types of shares of CJSC [NewCo 1] and CJSC [NewCo 2] (common, non-documentary registered shares with a nominal value of [•]), the rights associated with such shares (as stipulated in the charter of the Company and the effective legislation); the number of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] to be issued; the amount of the charter capital of CJSC [NewCo 1] and CJSC [NewCo 2] and sources of its formation;

6.                                       Approval of the allocation of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] to Sistema, TMO and Smaragd respectively by way of free-of-charge allocation of the shares.

IT WAS DECIDED:

On the first item of the agenda:

HEARD:                                                  the Chairman of the Meeting on reorganisation of the Company by way of unwind of CJSC NewCo 1 and CJSC NewCo 2 therefrom.

DECIDED:                                        to approve the reorganisation of the Company by way of unwind of CJSC NewCo 1 and CJSC NewCo 2 therefrom.

The decision was adopted unanimously

On the second item of the agenda:

HEARD:                                                  the Chairman of the Meeting on the terms, conditions and the procedure of the unwind (spin-off).

DECIDED:                                      to approve the following terms, conditions and the procedure of the unwind (spin-off):

The unwind of the Company shall be performed by way of a spin-off of the 160,247,802 (one hundred sixty million two hundred fourty-seven thousand eight hundred two) common shares in Mobile TeleSystems OJSC (“MTS”), an open joint stock company, incorporated and organised under the laws of the Russian Federation, registered by State Registration Chamber under the Ministry of Justice of the Russian Federation, Registration Certificate No. P-7882.16, and having its registered office at 4, Marksistskaya Street, RF-109147 Moscow, Russian Federation MTS, (“MTS Shares”) held by the Company beside its main business activities (“Core Business”), from the Core Business of the Company by dividing the MTS Shares into two stakes according to the size of the shareholdings of Sistema and T-Mobile in ISH (“Sistema Stake” and “T-Mobile Stake” respectively) and separating the Sistema Stake and the T-Mobile Stake in two newly created closed joint stock companies (“NewCo 1” and “NewCo 2”), as a result of which NewCo 1, which will be established as a 100% subsidiary of Sistema, shall hold the Sistema Stake consisting of 81,726,372 (eighty-one million seven hundred twenty-six thousand three hundred seventy-two) common shares of MTS representing a 4.1% stake in the charter capital of MTS, and NewCo 2, which will be established as a subsidiary of T-Mobile, 100% minus one share owned by TMO and 1 share owned by Smaragd, shall hold the T-Mobile Stake consisting of 78,521,430 (seventy-eight million five hundred twenty-one thousand four hundred and thirty) unencumbered common shares of MTS representing a 3.9% stake in the charter capital of MTS;

The decision was adopted unanimously

On the third item of the agenda:

HEARD:                                                  the Chairman of the Meeting on the unwind balance sheet and on the inventory lists of assets and liabilities to be transferred to CJSC [NewCo 1] and CJSC [NewCo 2].

DECIDED:                                      to approve the unwind balance sheet in accordance with sections 1 and 2 of Article 19 of the JSC Law, section 4 of Article 58 and Article 59 of the Civil Code of the Russian Federation, and of the inventory lists of assets and liabilities to be transferred to CJSC [NewCo 1] and CJSC [NewCo 2].

The decision was adopted unanimously

On the fourth item of the agenda:

HEARD:                                                  the Chairman of the Meeting on the establishment of [NewCo 1] and [NewCo 2] in the legal form of closed joint stock companies.

DECIDED:                                      to approve the establishment of the CJSC [NewCo 1] and the CJSC [NewCo 2], each having the legal form of a closed joint stock company.

The decision was adopted unanimously

On the fifth item of the agenda:

HEARD:                                                  the Chairman of the Meeting on the types of shares of CJSC [NewCo 1] and CJSC [NewCo 2] as common, non-documentary registered shares with a nominal value of [•], the rights associated with such shares (as stipulated in the effective legislation); the number of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] to be issued.

DECIDED:                                      To approve the types of shares of CJSC [NewCo 1] as common, non-documentary registered shares with a nominal value of [•], and the types of shares of CJSC [NewCo 2] as common, non-documentary registered shares with a nominal value of [•].

The rights associated with the shares CJSC [NewCo 1] and CJSC [NewCo 2] shall be as stipulated in their Charters in accordance with the effective legislation.

To approve the following number of shares to be issued by the CJSC [NewCo 1] and CJSC [NewCo 2]:

CJSC [NewCo 1] shall issue [•] common non-documentary registered with a nominal value of [•] each and

CJSC [NewCo 2] shall issue [•] common non-documentary registered with a nominal value of [•] each.

[The charter capital of NewCo 1 shall comprise [•] roubles and shall be formed as follows: [•]; the charter capital of NewCo 2 shall comprise [•] roubles and shall be formed as follows: [•]].

The decision was adopted unanimously

On the sixth item of the agenda:

HEARD:                                                  the Chairman of the Meeting on the allocation of the shares of CJSC [NewCo 1] and CJSC [NewCo 2].

DECIDED:                                      To approve the allocation of the shares of CJSC [NewCo 1] and CJSC [NewCo 2] as follows:

Sistema shall receive [100%] of the common non-documentary registered shares of CJSC [NewCo 1] and

TMO shall receive [100% minus 1 share] of the common non-documentary registered shares of CJSC [NewCo 2]

Smaragd shall receive 1 share of the common non-documentary registered shares of CJSC [NewCo 2].

The shares in CJSC [NewCo 1] and CJSC [NewCo 2] shall be issued to Sistema, TMO and Smaragd by way of free-of-charge allocation.

The decision was adopted unanimously

In light of the fact that all items on the agenda of the Meeting had been addressed, the Chairman declared the Meeting closed at the Closing time of the Meeting as indicated above.

These Minutes are the unabridged and genuine Minutes of the Extraordinary General Shareholders’ Meeting of Invest-Sviaz-Holding Joint Stock Company which took place on the date and at the location indicated above.

These Minutes are made on [•] 2003 in 2 (two) originals, in English and in Russian. In case of any discrepancies between the two versions, the English version shall prevail.

Chairman of the Meeting:	Secretary of the Meeting:

( )	( )

ANNEX 9

Form of notification to creditors of ISH (re: ISH Unwind)

“   ”          2003

Moscow

Dear Sirs,

[to be translated into Russian]

Invest-Sviaz-Holding Joint Stock Company, a closed joint stock company incorporated and organised under the laws of the Russian Federation, registered by the Moscow Registration Chamber, registration No. 873.716, entered into the Uniform State Register of Legal Entities on “   ”          2003 under the No. (OGRN)          , having its registered office at 29 Gagarinskii Pereulok, Building 2, RF 119034 Moscow, Russian Federation (the “Company”), notifies you that on   .  .2003 the General Shareholders’ Meeting resolved to reorganise the Company by way of unwind of             [NewCo 1] and [NewCo 2] therefrom.

Pursuant to section 6 of Article 15 of the Law “On Joint Stock Companies”, you have the right to require termination and/or discharge of obligations of the Company and compensation of the respective losses within 30 (thirty) days after this notification has been forwarded to you or after the respective publication has been made in the High Arbitrazh Court Herald.

On behalf of Invest-Sviaz-Holding
Joint Stock Company

ANNEX 10

Form of charter of NewCo 1 and NewCo 2

APPROVED
by the general shareholders’ meeting

(Protocol No. 1

dated “  ”           2003)

CHARTER

OF THE CLOSED JOINT STOCK COMPANY

[•]

Moscow
2003

Closed Joint Stock Company [•] (the “Company”) is a legal entity organised and existing under the Civil Code of the Russian Federation, the Federal Law “On Joint Stock Companies” other effective legislation of the Russian Federation, this charter (the “Charter”) and the decision of the Extraordinary General Shareholders’ Meeting of Invest-Sviaz-Holding Joint Stock Company of “   ”          2003 (Minutes No.    ).

1.                                       COMPANY NAME AND LOCATION

1.1                                 The full trade name of the Company is: Closed Joint Stock Company [•] in Russian and Closed Joint Stock Company [•] in English.

1.2                                 The abbreviated trade name of the Company is 3AO [•] in Russian and CJSC [•] in English.

1.3                                 The Company’s location and postal address is: [•].

The Company’s offices and sole executive body (General Manager) shall be located at this address on the basis of the lease agreement.

1.4                                 The Company’s location and postal address may be changed in the procedure established by law.

2.                                       LEGAL STATUS OF THE COMPANY

2.1                                 The Company was established as a closed joint stock company in the course of the unwind of the Invest-Sviaz-Holding Joint Stock Company in accordance with the decision of the Extraordinary General Shareholders’ Meeting of Invest-Sviaz-Holding Joint Stock Company of “   ”          2003 (Minutes No.    ), the Civil Code of the Russian Federation, the Federal Law “On Joint Stock Companies” (hereinafter the “Law”), other effective Russian legislation (collectively referred to as the “Legislation”) and this Charter.

2.2                                 The Company shall acquire all rights and obligations of a legal entity upon its state registration.

2.3                                 The Company is established for an unlimited period of time.

2.4                                 The Company shall be guided in its activity by effective legislation of the Russian Federation, international treaties of the Russian Federation, and this Charter.

2.5                                 The Company owns separate property listed on its independent balance sheet, and may acquire and exercise property and personal non-property rights on its own behalf. The Company may have obligations and sue and be sued in court.

2.6                                 The Company shall exercise rights and bear obligations necessary to perform any type of activity which is not prohibited by the Legislation and subject to provisions of this Charter.

2.7                                 The Company shall be liable for its obligations only to the extent of its assets.

2.8                                 The Company shall not be liable for the obligations of its shareholders.

2.9                                 The Company shall have a round seal containing its full name and indicating its location.  The Company shall be entitled to have stamps and letterheads with its name and its own emblem, as well as trade marks registered in accordance with the established procedure and other visual identification marks.

2.10                           The Company shall be entitled to open and operate bank accounts on the territory of the Russian Federation and abroad in accordance with this Charter and applicable law.

2.11                           The Company may open representative offices, set up branches and have subsidiaries and dependent companies.

2.12                           The Company shall carry out measures for state civil mobilisation training in accordance with the Legislation, in particular the normative acts of the city of Moscow.

3.                                       PURPOSE, SUBJECT OF ACTIVITIES AND OBLIGATIONS OF THE COMPANY

3.1                                 The purpose of the Company’s activities is to receive profit on a commercial basis.

3.2                                 The main subject of the Company’s activities are: [•].

3.3                                 The Company has the right to perform all other activities and carry out all transactions which are not prohibited by effective legislation of the Russian Federation.

3.4                                 The Company may carry out activities which require special permissions (licences) upon receipt of such special permissions (licences).

4.                                       CHARTER CAPITAL AND COMPANY’ SHARES

4.1                                 The Company’s charter capital comprises RUB [•] ([•]). The Company’s charter capital shall be divided into [•] ([•]) common registered shares with the nominal value of RUB [•] ([•]) each.

4.2                                 At the establishment of the Company no preferred shares shall be issued.

4.3                                 The Company may additionally place [•] common shares with the nominal value of RUB [•] ([•]) each [and [•] ([•]) preferred shares with the nominal value of RUB [•] ([•]) each]. The rights granted by common shares are described in 6.2 below. [The dividends paid on each of the preferred shares shall amount to [•]. The liquidation value of each preferred share shall be the [•]. The rights granted by the preferred shares shall be those stipulated by the Law.]

4.4                                 Shares shall be issued in a non-documentary form.

4.5                                 At the moment of foundation of the Company its charter capital has been fully paid up in the procedure stipulated in the decision of the Extraordinary General Shareholders’ Meeting of Invest-Sviaz-Holding Joint Stock Company of “   ”          2003 (Minutes No.    ) and in accordance with the unwind balance sheet of “   ”           2003 approved by the decision of the Extraordinary General Shareholders’ Meeting of Invest-Sviaz-Holding Joint Stock Company of “   ”          2003 (Minutes No.    ).

4.6                                 The Company’s charter capital may be increased or decreased in accordance with the Legislation.

4.7                                 The Company may reduce its charter capital, in particular, by acquiring and redeeming its distributed shares.

4.8                                 If the value of the Company’s net assets is lower than the value of charter capital at the end of the second or any subsequent financial year, the Company must announce a reduction in its charter capital and register such reduction according to the established procedure. If the value of the Company’s charter capital falls below the legally established minimum amount of charter capital, the Company shall be subject to liquidation.

4.9                                 The Company shall maintain a shareholders register in accordance with the Legislation at its principal office or such other place as the Board shall determine.

5.                                       RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

5.1                                 Each ordinary share gives the Shareholder 1 (one) vote at the General Meeting on all issues within the General Meeting’s competence.

5.2                                 The Shareholders holding ordinary shares have the following rights:

(a)                                  to participate in, and vote at, the General Meeting on all issues within its competence;

(b)                               to receive declared dividends and in the event of the Company’s liquidation, the property remaining after the satisfaction of creditors’ claims;

(c)                                to have access to documents of the Company as provided by the Law;

(d)                               insofar as the Shareholder owns more than 1% of the Company’s voting shares, to obtain information from the Company’s shareholders register on the names of other registered Shareholders and the number of shares owned by them; and

(e)                                other rights as set out in the Legislation and this Charter.

5.3                                 No Shareholder has the right to give mandatory instructions to the Company.

5.4                                 The Shareholders shall not be liable for the Company’s obligations and shall bear losses relating to the Company’s activities only to the extent of the value of the Company’s shares belonging to them.

5.5                                 The Shareholders are obliged to (i) make their respective charter capital contributions in the established procedure; (ii) co-operate with the Company to implement its objectives; and (iii) keep confidential commercial information that they receive from the Company or other Shareholders.

6.                                       TRANSFER OF SHARES

6.1                                 A Shareholder must notify other Shareholders and the Company of its intention to dispose of any of its shares in the Company to any third party.

6.2                                 The Shareholders have a right of first refusal to acquire shares that other Shareholders intend to sell or otherwise dispose of to a party other than a Shareholder, at the price offered to a third party.

6.3                                 The Company has a right of first refusal to acquire shares that other Shareholders intend to sell or otherwise dispose of in respect to the parties other than any of the Shareholders, if the Shareholders did not exercise their right of first refusal to acquire the relevant shares.

6.4                                 The Shareholders or the Company shall exercise a right of first refusal in case of transfer to the party other than any of the Shareholders in the following procedure:

6.4.1                        If a Shareholder intends to sell any of the Company’s shares that it holds (the “Offered Shares”) to the party, other than any of the Shareholders, such Shareholder must deliver to each other Shareholder and to the Company a written notice (the “Offering Notice”) by registered mail, with a copy by fax, of the price and other essential terms and conditions on which such Shareholder agrees to sell the Offered Shares to another party (whether as an initial offer or as an acceptance of an offer received from a third party (any of the above, the “Offer”), whereas the Offer may only be a bona fide offer).

6.4.2                        The Offering Notice must be given at the latest on the day following the Offer.

6.4.3                        The Company shall ensure that all other Shareholders receive a copy of the Offering Notice.

6.4.4                        Upon receipt of the Offering Notice, all other Shareholders shall have a right of first refusal to purchase the Offered Shares from the offering Shareholder on the terms and conditions set forth in the Offering Notice (the “Right of First Refusal”).

6.4.5                        Any or all non-offering Shareholders may exercise the Right of First Refusal (the “Shareholder Exercise Period”) for 35 (thirty-five) days following the Offer by delivering via registered mail, with a copy by fax, a written notice of acceptance of the Offering Notice (the “Shareholder Acceptance Notice”) to the offering Shareholder, with a copy to each other Shareholder and the Company. If any Shareholder Acceptance Notice is given less than 5 (five) working days before expiration of the above 35-day period, the Shareholder Exercise Period shall extend for an additional period of 5 (five) working days.

6.4.6                        The Company shall ensure that each non-offering Shareholder receives a copy of the Shareholder Acceptance Notice.

6.4.7                        A Shareholder may issue a Shareholder Acceptance Notice for all or part of the Offered Shares. If more than one non-offering Shareholder provides a Shareholder Acceptance Notice within the Shareholder Exercise Period, then each such Shareholder shall be entitled to purchase a part of the Offered Shares proportional to the amount stated in its Shareholder Acceptance Notice.

6.4.8                        If none of the non-offering Shareholders exercises its Right of First Refusal within the Shareholder Exercise Period or if the Right of First Refusal is exercised by the Shareholders with respect to only part of the Offered Shares, the Company may exercise its right of first refusal during the period of 14 (fourteen) days following the expiration of the Shareholder Exercise Period (the “Company Exercise Period”) with respect to all or remaining part of the Offered Shares (as the case may be) by delivering via registered mail, with a copy by fax, a written notice of acceptance of the Offering Notice to the offering Shareholder, with a copy to each other Shareholder.

6.4.9                        The decision concerning exercising the right of first refusal by the Company shall be adopted by the Board and may be adopted only if the Company has made net profit for the last quarterly reporting period prior to the date of the relevant decision of the Board. The funds to be spent on the acquisition of the Offered Shares by the Company may only be taken from the Company’s net profit.

6.5                                 If Shareholders or the Company exercise their respective rights of first refusal with respect to all the Offered Shares, the relevant agreement with the offering Shareholder must be entered into within 14 (fourteen) days after expiration of the Shareholder Exercise Period or the Company Exercise Period, as applicable, at the price and on the terms set forth in the Offer.

6.6                                 If neither the non-offering Shareholders nor the Company exercise their respective rights of first refusal with respect to all the Offered Shares within the Shareholder Exercise Period and the Company Exercise Period respectively, the offering Shareholder may sell the Offered Shares to another party after expiration of the Company Exercise Period, at the price and on the terms set forth in the Offer.

6.7                                 The notices under this Article must be sent to the Shareholders at the addresses and/or other details agreed upon by the Shareholders.

6.8                                 The Offered Shares acquired by the Company, while held by the Company, shall not grant voting rights, shall not be taken into account for counting votes, and dividends shall not be calculated on such shares. They may be disposed of by the decision of the General Meeting or redeemed by the decision of the General Meeting to reduce the charter capital by means of redemption of such shares.

7.                                       COMPANY’S FUNDS

7.1                                 The Company shall create a reserve fund in the amount of 5 (five) per cent of the charter capital. Contributions to the reserve fund shall be determined by the General Meeting and may not be less than 5 (five) per cent of the net profits of the Company until the above-mentioned amount is reached.

7.2                                 The reserve fund may be used only to cover the Company’s losses, repay its bonds and redeem its shares if there are no other means of doing so.

7.3                                 The Company may establish other funds. The establishment of any particular fund, the amount and the procedure for making contributions to such fund and the objectives for which such fund may be used shall be determined by the decision of the General Meeting.

8.                                       DISTRIBUTION OF PROFITS

8.1                                 The Company may on an annual basis adopt decisions to pay dividends on the distributed shares.

8.2                                 Dividends shall be paid in compliance with the Legislation and may be paid in any form according to a decision of the relevant Company governing body.

9.                                       GOVERNING BODIES OF THE COMPANY

9.1                                 The governing bodies of the Company shall be the following:

9.1.1                        The general shareholders’ meeting (anywhere else in this Charter, the “General Meeting”);

9.1.2                      The board of directors (anywhere else in this Charter, the “Board”); and

9.1.3                      The General Manager as the sole executive body of the Company (anywhere else in this Charter, the “General Manager”).

10.                                 GENERAL MEETING

10.1                           Competence of the General Meeting

The General Meeting shall be the highest management body of the Company. The General Meeting shall have the authority to take action on the following matters:

(1)                                  amendments to the Charter and approval of an amended or restated Charter;

(2)                                  reorganisation of the Company;

(3)                                  liquidation of the Company, appointment of the liquidators, and approval of the intermediate and the final liquidation balance sheet;

(4)                                  determination of the number of the members of the Board, their election and early termination of their authority, as well as determination of the amount of compensation and benefits to be paid to them;

(5)                                  determination of the number, nominal value, category (type) of declared shares and the rights attached to these shares;

(6)                                  increase in the charter capital through the increase of the nominal value of shares or through the issue of additional shares;

(7)                                  reduction in the charter capital through the reduction of the nominal value of shares, or the acquisition by the Company of part of the shares to reduce their total number, or through the redemption of the shares acquired or repurchased by the Company and not sold within the term provided by the Law;

(8)                                  election of the Auditor and early termination of his authority, and determination of the amount of compensation and benefits to be paid to the Auditor;

(9)                                  approval of the external auditor;

(10)                            approval of the annual reports, annual accounting reports including profit-and-loss statements (profit-and-loss accounts) of the Company, and allocation of the Company’s profits including the payment (declaring) of dividends and losses as a result of a financial year;

(11)                            establishment of procedures for holding General Meetings;

(12)                            approval of split and consolidation of shares;

(13)                            adopting resolutions on approving any interested-party transactions as specified in Article 14.3;

(14)                            adopting resolutions on approving major transactions as specified in Article 14.2;

(15)                            acquisition of issued shares by the Company in the instances provided by the Law;

(16)                            approval of the internal documents of the Company which regulate the activities of the bodies of the Company;

(17)                            adopting resolutions on participation in holding companies, financial and industrial groups, associations and other unions of commercial organizations;

(18)                            any other matters, as provided by effective legislation of the Russian Federation.

10.2                           Competence

Resolutions of the matters listed in Articles 10.1 above shall be within the competence of the General Meeting and may not be delegated to any other authority.

10.3                           Special resolution

Resolution on any of the matters specified in articles 10.1(1) through 10.1(3), 10.1(5) and 10.1.(15) shall be adopted by the General Meeting by the holders of 3/4 (three-fourths) of voting shares participating in the General Meeting.

Resolution on any other matter presented to the General Meeting for consideration shall be made by a majority vote of the holders of voting shares participating in the General Meeting.

Resolution on any of the matters specified in articles 10.1(2), 10.1(13) through 10.1(16) shall be adopted by the General Meeting without recommendation by the Board.

10.4                           Holding periods

An annual General Meeting shall be held not earlier than 2 (two) and not later than 6 (six) months after the end of each fiscal year of the Company either at the office of the Company or any other place within or outside the Russian Federation.

10.5                           Proposals to the agenda

Proposals to the agenda of any General Meeting may be filed any time before approval of the agenda of the relevant General Meeting.

10.6                           Location

A General Meeting may be held at any place (within or outside the Russian Federation) agreed upon by the Shareholders. If the Shareholders fail to agree on such a place, the General Meeting shall be held at the Company’s office.

10.7                           Participation

A Shareholder may participate in the General Meeting through electronic or other means of communication that would allow all the participants in such meeting to hear each other.

10.8                           Quorum

The General Meeting shall be deemed legitimate if Shareholders holding a total of more than 50 (fifty) per cent of the votes represented by distributed voting shares have been registered and participate in such meeting.

If a quorum is not present within 2 (two) hours after the designated hour of the meeting, the meeting shall be adjourned until a date specified in accordance with the Legislation by the chairman of the Board or, if the chairman of the Board does not participate in such meeting, by a decision of a majority of votes of the

Shareholders participating in such meeting. No change shall be made in the agenda of the adjourned General Meeting when it is re-convened. The notice for the re-convened General Meeting shall be sent not less than 20 (twenty) days or 30 (thirty) days if the agenda of the General Meeting includes reorganisation of the Company prior to such meeting.

10.9                           Calling an extraordinary General Meeting

An extraordinary General Meeting may be called by the Board at its own initiative, at the request of the Auditor, external auditor or any Shareholder(s) holding in aggregate at least 10 (ten) per cent of the voting shares of the Company as of the date of such request.

If called at the initiative of the Board, a General Meeting shall be held at a date reasonably determined by the Board.

If called at the request of the Auditor, external auditor or any Shareholder(s) holding in aggregate at least 10 (ten) per cent of the voting shares of the Company, an extraordinary General Meeting shall be held, on such day, and at such place, within or outside the Russian Federation and subject to article 10.6, as designated by the Board, within 40 (forty) days from the date at which the request that the extraordinary General Meeting be held was submitted to the chairman of the Board.

In the event that the Board fails to make a decision with respect to the General Meeting or to designate such time and place within 5 (five) days of the date when written notice requesting a General Meeting is submitted by the initiator of the General Meeting to the chairman of the Board or if the Board refuses to hold such General Meeting, then the initiator may convene such General Meeting by giving notice to the Shareholders in writing in English at least 20 (twenty) days prior to the proposed date of the General Meeting, provided that such notice includes the agenda of the General Meeting and specifies the date and the time of the General Meeting, and also provided that the initiator complies with other requirements of the Legislation and this Charter.

10.10                     Notice

Notice of the General Meeting, other than specified in article 10.9, shall be prepared in both English and Russian and sent to all Shareholders either by registered mail or per fax or e-mail or delivered personally to each of the Shareholders at least 20 (twenty) days before the date of the General Meeting or at least 30 (thirty) days before the date of the General Meeting, if the agenda of the General Meeting includes the issue of reorganisation of the Company. Notice of each General Meeting shall be approved by the Board. The notice shall state the date, place and time of the General Meeting, the agenda, and any other information required by the Legislation.

If a Shareholder which failed to receive a notice of the General Meeting appears at the General Meeting and signs a written consent to the General Meeting, the notice requirement shall be deemed to be satisfied with respect to such Shareholder.

The General Meeting may not take action on any matter other than on the items stated in the agenda and shall have no power to change the agenda.

10.11                     Chairman

The chairman of the Board shall preside as chairman at a General Meeting. If the chairman of the Board does not participate in a General Meeting, the Shareholders participating in such General Meeting shall elect another person to be the chairman of such General Meeting before considering the agenda items.

10.12                     Language

The General Meeting shall be conducted in the language understandable by all those participating in the meeting, or otherwise in English. If necessary, an interpreter shall be provided at the expense of the Company.

The minutes of the General Meeting shall be prepared in both English and Russian and signed by the chairman and the secretary of the General Meeting. In the event of any conflict in interpretation between the English language version and the Russian language version of the minutes, the English language version shall prevail, and, in such event, the Shareholders shall require the Company to amend the Russian language version so that it is consistent with the English language version without delay.

10.13                     Absentee vote

Absentee voting shall be conducted through the use of voting ballots. The form and English and Russian text of a ballot for voting shall be approved by the Board.

Decisions of the General Meeting adopted by absentee vote shall be valid if the holders of at least 50% of the Company’s voting shares participated in voting.

Decisions on the matters designated by the Law to be adopted at the annual General Meeting may not be adopted by absentee vote.

11.                                 BOARD OF DIRECTORS

11.1                           Composition of the Board

The Board shall consist of [•] ([•]) members (the “Directors”).

The Directors shall be elected at the annual General Meeting for the period until the next annual General Meeting from the persons nominated in accordance with the Law. Any Director may be re-elected any number of times.

[The chairman of the Board shall be elected at the General Meeting from among the Directors.]

The General Manager may be a member of the Board, but may not be chairman of the Board.

11.2                           Competence of the Board

The Board shall be responsible for the general management of the Company. The Board shall discuss and determine all major issues regarding the Company except for matters that shall fall under the competence of the General Meeting in accordance with this Charter and the Legislation. The Board’s scope of competence shall include:

(1)                                  defining the initial and any subsequent business plan as well as the strategies and directions of the Company in accordance with the business plan;

(2)                                convening annual and extraordinary General Meetings, except when such extraordinary General Meeting shall be called by other persons, as provided by the Charter or the Legislation;

(3)                                approval of the agenda of the General Meeting;

(4)                                preliminary approval of the annual report of the Company before it is submitted to the General Meeting for approval;

(5)                                consideration of monthly reports and financial reporting of the Company, order income and order book;

(6)                                approval of the date of record of the list of persons having right to participate in the General Meeting, and of any other matters which fall under the Board’s scope of competence pursuant to the Legislation or this Charter and relate to arrangements for, and conduct of, such General Meeting;

(7)                                determination of the price (money value) of property and the price of placement and acquisition of issuable securities in the instances established in the Legislation;

(8)                                appointment of the General Manager and termination of his term of office, determination of the amount of compensation and benefits payable to the General Manager;

(9)                                acquisition of shares, bonds or other outstanding securities of the Company in the instances provided by the Law;

(10)                          approval of the staff list, determination of positions that require Board approval of candidates, approval of candidates for such positions;

(11)                          recommendations on the amount of compensation and benefits to be paid to the Auditor and determination of the external auditor’s fee;

(12)                          recommendations on the amount and procedure for payment of any dividends on shares;

(13)                          utilization of the Company’s reserve fund and other funds;

(14)                          approval of the Company’s internal documents except for the internal documents the approval of which the Legislation or this Charter refer to the competence of the General Meeting or the General Manager;

(15)                          establishment of branches and representative offices;

(16)                          approval of major transactions as specified in Article 13.1;

(17)                          approval of the interested-party transactions as specified in Article 13.3;

(18)                          any other matters within the competence of the Board as provided by the Legislation or this Charter.

11.3                           Quorum

[•] ([•]) Directors shall constitute a quorum, which shall be necessary for conducting business at any Board meeting. If a quorum is not present, the meeting shall stand adjourned until the same day in the next week at the same time and place or until such other day and at such other time and place as the chairman of the Board may determine.

11.4                           Voting

Each Director participating in a Board meeting shall have 1 (one) vote. In the event of a tie, the chairman of the Board will have a casting vote.

11.5                           Resolution

Decisions on any matter shall be adopted by a majority vote of Directors participating in the Board meeting. Decisions on the matter indicated in Article 11.2(16) require a unanimous vote of all Directors not taking into account the votes of withdrawn Directors.

11.6                           Holding meetings

Board meetings shall be convened by the chairman of the Board. Board meetings shall be held at the office of the Company or such other place (within or outside the Russian Federation) as may be designated by the chairman of the Board or agreed by all Directors.

11.7                           Chairman

The chairman of the Board shall preside at Board meetings. If the chairman of the Board does not participate in a Board meeting, another Director who is elected by the Directors participating in such Board meeting shall be the chairman of such Board meeting.

11.8                           Notice

Each Director shall be notified of the meeting in reasonable time prior to the meeting. A Board meeting may be held without a notice if all Directors participate in the meeting and agree to absence of notice.

11.9                           Participation

A Director may participate in a Board meeting through electronic or other means of communication that would allow all the participants in such meeting to hear each other.

11.10                     Written statement

A written statement of a Director who is absent at the meeting of the Board on the items on the agenda shall be taken into account when determining the quorum and the results of voting.

11.11                     Absentee vote

Board resolutions may be adopted by absentee voting. Absentee voting shall be conducted with the use of voting ballots. The chairman of the Board shall arrange for the ballots to be sent to all the Directors, their responses received and the votes counted.

11.12                     Invited persons

The Board may invite any Company officer, or an expert or any other person to participate in the Board meeting.

11.13                     Special committees

The Board shall have the right to set up special committees in order to consider specific issues. The authorities and procedures of such committees shall be determined by the Board.

11.14                     Delegation of authority of the Board

The Board may not delegate all or any portion of its rights and powers to any one or more Director(s) or officer(s) of the Company.

11.15                     Language

The Board meeting shall be conducted in the language understandable by all those participating in the meeting or otherwise in English. If necessary, an interpreter shall be provided at the expense of the Company.

The minutes of Board meetings shall be prepared in both English and Russian and shall be signed by the chairman of the Board meeting. In the event of any conflict in interpretation between the English language version and the Russian language version of the minutes, the English language version shall prevail, and in such event the Board shall amend the Russian language version to be consistent with the English language version without delay.

12.                                 GENERAL MANAGER

12.1                           The Company shall have a general manager - the sole executive body of the Company (the “General Manager”).

12.2                           The General Manager shall be elected by the Board from the persons nominated by the Shareholders. The General Manager shall be elected [for two years. After the first two years the General Manager may be elected for five years if he has fulfilled his duties to the Company’s satisfaction]. The General Manager’s authority may be terminated at any time by the Board.

12.3                           The General Manager shall carry out the decisions of the General Meetings and the Board and is vested with the authorities relating to the day-to-day management of the Company, within the framework of this Charter and subject to the decisions of the General Meetings, including:

12.3.1                  to represent the Company, without power of attorney, including representing its interests and conducting transactions and concluding contracts and agreements on behalf of the Company;

12.3.2                  to issue powers of attorney conferring the right to represent the Company; including powers of attorney with the right to delegate the authorities thereunder;

12.3.3                  to issue orders to hire, transfer and dismiss the Company employees, grant incentives and impose disciplinary sanctions and to issue orders and give instructions which must be carried out by all employees of the Company; and

12.3.4                  to sign financial documents and open and use bank accounts.

12.4                           Notwithstanding the above authorities, the General Manager shall always require the written approval of the Board or, where relevant, the General Meeting prior to:

12.4.1                  carrying out any major transaction as such transaction is defined in the Law;

12.4.2                  carrying out any interested party transaction as such transaction is defined in the Law.

12.5                           The General Manager shall be responsible for the Company’s providing the Board monthly with a detailed monthly report describing major events in the Company’s activities, together with a balance sheet, profit and loss account and cash flow statement for the relevant period, as stipulated Article 15.3.

12.6                           The General Manager shall approve the staff list and introduce amendments thereto only with the consent of the Board. The General Manager shall have the right to hire employees to certain positions to be determined by decision of the Board only after receipt of preliminary consent therefrom in respect of specific candidates.

12.7                           Subject to the relevant limitations, the General Manager may delegate part of his powers to another person and appoint his deputy as an acting General Manager during his absence.

12.8                           The General Manager shall have other powers and perform other duties that may from time to time be vested in the General Manager by the Board or the General Meeting.

12.9                           The General Manager may serve on the Board but may not be chairman of the Board.

12.10                     The General Manager and the acting General Manager shall participate in Board meetings but shall not have the right to vote unless elected as Director.

13.                                 MAJOR AND INTERESTED-PARTY TRANSACTIONS

13.1                           A transaction or several related transactions connected with acquisition, alienation or possibility of such alienation by the Company, directly or indirectly, of the property, the value of which constitutes from 25 (twenty five) per cent (inclusive) up to 50 (fifty) per cent (inclusive) of the balance value of the assets of the Company determined on the basis of the Company’s accounting reports as of the latest reporting date shall require unanimous approval of all Directors excluding the votes of withdrawn Directors.

In the event that the Board fails to reach a unanimous decision regarding the approval of a major transaction as described in 13.1 above, the Board shall adopt a resolution delegating the issue of approval of such major transaction to the General Meeting. In such case the decision regarding the approval of the major transaction shall be adopted by the General Meeting by a majority vote.

13.2                           When the transaction is valued more than 50 (fifty) per cent of the Company’s balance asset value determined on the basis of the Company’s accounting reports as of the latest reporting date, the decision to approve a major transaction shall be adopted at the General Meeting by holders of 3/4 (three-fourths) of voting shares participating in the General Meeting.

13.3                           Interested-party transactions shall be approved in accordance with the Legislation. In an interested-party transaction as defined by the Legislation, in the event the aggregate value of the assets and the consideration for such assets does not exceed 2 (two) per cent of the value of the assets of the Company, non-interested members of the Board shall approve such transaction. If such value exceeds 2 (two) per cent of the value of the assets of the Company, the transaction shall be approved at the General Meeting by the majority of votes of all non-interested Shareholders - owners of voting shares.

14.                                 FINANCIAL CONTROLLING BODIES OF THE COMPANY

14.1                           The Company shall have an internal auditor (the “Auditor”) and, in the instances required by the Legislation, an external auditor.

14.2                           The Auditor shall be elected at the General Meeting.

14.3                           No Director or any member of the Company’s governing bodies may serve as the Auditor.

14.4                           The Auditor shall conduct audits of the Company’s finances and business and perform such other functions as required by the Legislation or as may be additionally requested by the General Meeting.

14.5                           In the instances stipulated by the Legislation, the Company’s financial documents shall be audited by an external auditor.

An external auditor shall be approved by the General Meeting. The General Meeting has the right to request replacement of the external auditor or termination of its appointment at any time.

14.6                           The external auditor shall audit the Company’s financial documents and, where necessary, the business activities of the Company in accordance with the requirements of the General Meeting and the Legislation.

15.                                 COMPANY’S ACCOUNTS AND REPORTS

15.1                           The Company’s annual budgets and financial plans, as well as the Company’s accounts, in particular, the balance sheet and profit and loss account must be compiled in roubles in accordance with Russian accounting standards.  According to a decision of the Shareholders, such documents may be compiled additionally in one or several freely convertible currencies in accordance with the accounting principles acceptable to the Shareholders.

15.2                           The Company’s annual report together with an annual balance sheet, profit and loss account and cash flow statement must be pre-approved by the Board before they are submitted to the General Meeting for approval.

15.3                           The Company must complete detailed monthly and quarterly reports describing major events in the Company’s activities in the relevant period that must be provided to the Board for its consideration, together with a balance sheet, profit and loss account and cash flow statement for the relevant period.

15.4                           The Company’s first financial year begins from the day of state registration of the Company and ends on 31 December 2003. Subsequent financial years will correspond to calendar years.

16.                                 DOCUMENTS OF THE COMPANY AND DISCLOSURE OF INFORMATION

16.1                           The Company must safe-keep the documents in accordance with Clause 89 of the Law at the location of the Company, as specified in Clause 1.3. A decision on changing the place of safekeeping of documents may be adopted in an established procedure.

16.2                           In the interests of state social and economic policy, the Company is responsible for the safe-keeping of documents of scientific or historical significance and for the transfer of such documents to state keeping in the archives of the City of Moscow, in accordance with the list agreed with the Mosgorarchive Association.

The Company must store and use documents pertaining to staff through established procedures.

16.3                           In the event that the Company is reorganised, all documents must be transferred to the Company’s successor. In the event that the Company is liquidated and there is no successor, any documents relating to personnel must be transferred for safekeeping to the archive of the administrative district in which the Company is located. The Company must carry out the transfer and organisation of the documents at its own expense and in accordance with the archiving body’s requirements.

16.4                           The Company is not obliged to publish reports on its activities, except for as provided by the Legislation.

16.5                           At the request of the external auditor the Company must provide the external auditor within a reasonable period of time with the opportunity to review the Company’s foundation documents, as amended, and the relevant financial information and reports.

16.6                           At the request of the Auditor, the Company must provide the Auditor without delay with any and all documents related to the existence and activity of the Company.

16.7                           At the request of any Shareholder, the Company must provide such Shareholder and/or (if requested) any or all other Shareholders with the documents of the Company as provided by the Law.

16.8                           The information shall be presented to State bodies in accordance with the procedure stipulated by the Legislation.

17.                                 REORGANISATION AND LIQUIDATION OF THE COMPANY

17.1                           The Company may be reorganised or liquidated voluntarily, in accordance with a decision of the General Meeting or mandatory in accordance with a ruling by a court of law or arbitration.

17.2                           In the event of liquidation other than by a decision of a court of law or arbitration, the General Meeting appoints a liquidation commission. All powers to manage the Company shall be transferred to the liquidation commission from the moment of its appointment.

17.3                           The liquidation commission shall act in accordance with the Regulation on the Liquidation Commission.

17.4                           The liquidation commission gives an announcement of liquidation in the press organ, in which the data on state registration of legal entities is published, it endeavours to divulge creditors and to obtain receivables, prepares interim liquidation balance-sheet and final liquidation balance-sheet to be approved by the General Meeting.  In the event that the money available for the Company is not sufficient to satisfy the claims from the creditors, the liquidation commission arranges for the property of the Company to be sold in public auction procedure. After settlement with the creditors, the balance of the assets of the Company shall be transferred to the Shareholders.

17.5                           Liquidation shall be considered to have been completed and the Company shall be considered to have ceased to exist once the record of the liquidation has been entered in the Consolidated State Register of Legal Entities.

18.                                 BRANCHES, REPRESENTATIVE OFFICES, SUBSIDIARY AND DEPENDENT COMPANIES

18.1                           The Company may establish branches, subsidiaries or representative offices inside and outside the Russian Federation in accordance with provisions of Russian legislation and, where applicable, foreign legislation.

Signed on “     ”                    2003 in [3 (three) originals] in Russian.

For and on behalf of [•]

Name: [•]

Title/Authority: [•]

ANNEX 11

Time schedule for the ISH Unwind

STEPS		ESTIMATED TIME (IN WEEKS)
		1	2	3	4	5	6	7	8	9	10	11	12	13	14
1	Starting of Implementation on 17 March 2003	X
2	Requirement to convene the 1st Meeting of the Board of Directors; preparation of the agenda and necessary documents for the 1st Meeting of the Board of Directors	X
3	Notification by the Chairman of the Board of all the members of the Board of the 1st Meeting of the Board of Directors	X
4	1st Meeting of the Board of Directors	X	X
5

Determination of the market value of ISH shares by an independent appraiser; inventorisation of ISH’s assets; putting in order all necessary documents; drafting of the unwind balance sheet and the transfer acts

		X	X	X	X
6	Preparation of the agenda and necessary documents for the 2nd Meeting of the Board of Directors	X	X	X	X
7	Notification by the Chairman of the Board of all the members of the Board of the 2nd Meeting of the Board of Directors	X	X	X	X

8	2nd Meeting of the Board of Directors	X	X	X	X	X
9	Notification of Sistema, TMO and Smaragd of the General Shareholders’ Meeting	X	X	X	X	X
10	General Shareholders’ Meeting [not to be held earlier than 2 July 2003]	X	X	X	X	X	X	X	X	X	X	X
11	Introduction by the General Director of the sub-accounts for identification of operations of ISH, NewCo 1 and NewCo 2	X	X	X	X	X	X	X	X	X	X	X
12	Issuance of the protocol of the General Shareholders’ Meeting	X	X	X	X	X	X	X	X	X	X	X
13	Notification of tax authorities of the ISH unwind (within 3 days from the General Shareholders’ Meeting)	X	X	X	X	X	X	X	X	X	X	X
14	Notification of ISH creditors and publication of the respective announcement in the High Arbitrazh court Herald (Vestnik Vyshego Arbitrazhnogo Souda, the journal is published monthly)	X	X	X	X	X	X	X	X	X	X	X
15	General shareholders’ meetings of NewCo 1 and NewCo 2; formation of corporate bodies and adoption of charters thereof;	X	X	X	X	X	X	X	X	X	X	X	X
16	Applications for state registration of NewCo 1 and NewCo 2 as legal entities (may take up to 5 working days; in practice, tax authorities sometimes breach this terms due to work overload)	X	X	X	X	X	X	X	X	X	X	X	X
17

Adoption by the Boards of NewCo 1 and NewCo 2 of the decisions on the issue of shares (on the basis of the decision on ISH Unwind);  adoption of the reports on the issue by the Boards of NewCo 1 and NewCo 2

		X	X	X	X	X	X	X	X	X	X	X	X	X

18

Applications for tax registration of NewCo 1 and NewCo 2 as taxpayers (in practice, some tax inspections still require preparation and submission of a separate set of documents, despite the fact that the registration of legal entities is currently performed by them, too; such submission should be made after the state registration of the entities; tax registration may take up to 5 working days; in practice, tax authorities sometimes breach this terms due to work overload)

		X	X	X	X	X	X	X	X	X	X	X
19	Notification of tax authorities of Sistema’s, TMO’s and Smaragd’s participation in NewCo 1 and NewCo 2, respectively	X	X	X	X	X	X	X	X	X	X	X
20	Notification of MAP	X	X	X	X	X	X	X	X	X	X	X
21

Application for registration of the issue of shares with the Federal Commission for Securities Market (is to be made within 1 month after state registration of NewCo 1 and NewCo 2; may take up to 30 days after submission of the necessary documentation)

		X	X	X	X	X	X	X	X	X	X	X	X